UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Diamond Offshore Drilling, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 15, 2007
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
ELECTION OF DIRECTORS (Proposal No. 1)
AUDIT COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
STOCK OPTION PLAN
TRANSACTIONS WITH RELATED PERSONS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 2)
APPROVAL OF THE DIAMOND OFFSHORE DRILLING, INC. INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS (Amended and Restated as of January 1, 2007) (Proposal No. 3)
SOLICITATION EXPENSES
COMMUNICATIONS WITH DIAMOND OFFSHORE AND OTHERS
OTHER MATTERS
THE DIAMOND OFFSHORE DRILLING, INC. INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS (Amended and Restated as of January 1, 2007)

DIAMOND OFFSHORE DRILLING, INC.
15415 Katy Freeway
Houston, Texas 77094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 15, 2007

To our Stockholders:

The 2007 annual meeting of stockholders of Diamond Offshore Drilling, Inc. will be held at The Regency Hotel, 540 Park Avenue, New York, New York 10021 on Tuesday, May 15, 2007 at 11:30 a.m. local time for the following purposes:

(1) To elect nine directors to serve until our 2008 annual meeting of stockholders;

(2) To approve our amended and restated Incentive Compensation Plan for Executive Officers;

(3) To ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2007; and

(4) To transact other business that may properly come before the annual meeting or any adjournment of the annual meeting.

Our stockholders of record at the close of business on March 20, 2007 are entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. Stockholders who execute proxies solicited by our Board of Directors retain the right to revoke them at any time. Unless you revoke your proxy, your shares of common stock represented by your proxy will be voted at the annual meeting in accordance with the directions given in your proxy. If you do not specify a choice on your proxy, the proxy will be voted FOR the nominees for director named in the attached proxy statement, FOR the approval of our amended and restated Incentive Compensation Plan for Executive Officers and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. The list of our stockholders may be examined at our executive offices at 15415 Katy Freeway, Suite 100, Houston, Texas 77094.

Additional information regarding the annual meeting is included in the attached proxy statement.

YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

Sincerely,

William C. Long
Senior Vice President, General Counsel and Secretary

April 3, 2007

DIAMOND OFFSHORE DRILLING, INC.
15415 KATY FREEWAY
HOUSTON, TEXAS 77094

PROXY STATEMENT

For the 2007 Annual Meeting of Stockholders
to be held on May 15, 2007

ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors, or the Board, of Diamond Offshore Drilling, Inc., a Delaware corporation, which we refer to in this Proxy Statement as “we,” “us,” “our company” or “Diamond Offshore,” is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our 2007 annual meeting of our stockholders, or the Annual Meeting, and any adjournments and postponements of the Annual Meeting. The Annual Meeting will be held at The Regency Hotel, 540 Park Avenue, New York, New York 10021 on Tuesday, May 15, 2007 at 11:30 a.m. local time. We are distributing this Proxy Statement and the form of proxy to our stockholders entitled to notice of the Annual Meeting beginning on or about April 6, 2007.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you and our other stockholders entitled to vote at the Annual Meeting are requested to act upon proposals to elect nine members of our Board of Directors to serve until our 2008 annual meeting of stockholders, to approve our amended and restated Incentive Compensation Plan for Executive Officers, or Incentive Compensation Plan, and to ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2007.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock, par value $.01 per share, at the close of business on March 20, 2007, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held. Shares of our common stock represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting. On the record date 138,347,336 shares of our common stock, which is our only outstanding class of voting securities, were outstanding and entitled to vote.

Who can attend the Annual Meeting?

Only stockholders of record as of the close of business on March 20, 2007 and their accompanied guests, or the holders of their valid proxies, may attend the Annual Meeting. Each person attending the Annual Meeting will be asked to present valid government-issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting. In addition, stockholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of March 20, 2007, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting and attendees will be subject to security inspections.

What constitutes a quorum?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

What vote is required to approve each item to be voted on at the Annual Meeting?

A plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the nine nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election will be the duly elected directors. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to stockholders for consideration. Abstentions will be considered present for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter voted upon, and broker non-votes will not be considered present for purposes of calculating the vote.

How does the Board recommend that I vote?

Our Board of Directors recommends that you vote FOR each of the nominees for director named in this Proxy Statement, FOR approval of our amended and restated Incentive Compensation Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2007.

How do I vote?

You may vote in person at the Annual Meeting or you may give us your proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. As described below, you can change your vote at the Annual Meeting. You can vote by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail by signing and returning the enclosed proxy card. The telephone and Internet voting procedures have been provided for your convenience and are designed to authenticate your identity, allow you to give voting instructions and confirm that your voting instructions have been properly recorded. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card.

Can I change my vote after I return my proxy card?

Yes. Your proxy may be revoked at any time before its exercise by sending written notice of revocation to William C. Long, Corporate Secretary, Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, or by signing and delivering a proxy which is dated later, or, if you attend the Annual Meeting in person, by giving notice of revocation to the Inspectors of Election referred to below at the Annual Meeting.

How will votes be recorded?

Votes will be tabulated by ADP Investor Communication Services, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote, whom we refer to as the Inspectors of Election. In tabulating votes, the Inspectors of Election will make a record of the number of shares voted for each nominee and for or against each other matter voted upon, the number of shares with respect to which authority to vote for that nominee or other matter has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in our quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2007.

What is the date of this Proxy Statement?

The date of this Proxy Statement is April 3, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, at February 28, 2007 unless otherwise indicated, as to all persons who, to our knowledge, were the beneficial owners of 5% or more of the outstanding shares of any class of our common stock, which is our only outstanding class of voting securities. All shares reported were owned beneficially by the persons indicated unless otherwise indicated below.

	Name and	Amount and
	Address of	Nature of		Percent of
Title of Class	Beneficial Owner	Beneficial Ownership		Class

Common Stock	Loews Corporation	70,104,620	(1)	50.7%
	667 Madison Avenue New York, NY 10021-8087
Common Stock	FMR Corp. (2)	9,195,747	(2)	6.7%
	82 Devonshire Street Boston, MA 02109

(1)	Loews Corporation, or Loews, has sole investment power and sole voting power over the shares.

(2)	This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission, or the Commission, on February 14, 2007 jointly by FMR Corp., Fidelity Management & Research Company and Edward C. Johnson 3d. This Schedule 13G indicates that FMR Corp. and Mr. Johnson, Chairman of FMR Corp., have sole investment power over the shares and sole voting power over 151,747 shares, and that members of Mr. Johnson’s family may be deemed to be members of a controlling group with respect to FMR Corp. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., was the beneficial owner of 9,044,100 shares of our common stock as investment advisor to various registered investment companies. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR Corp., was the beneficial owner of 143,400 shares of our common stock as investment manager of various institutional accounts. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 847 shares of our common stock as investment advisor to various individuals. Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR Corp., was the beneficial owner of 7,400 shares of our common stock as investment advisor to various non-U.S. investment companies and certain institutional investors.

Because Loews holds a majority of the outstanding shares of our common stock, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. We understand that Loews intends to vote FOR the election of the nine nominees for the Board of Directors, FOR approval of our amended and restated Incentive Compensation Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. There are no agreements between us and Loews with respect to the election of our directors or officers or with respect to the other matters which may come before the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the amount and nature of beneficial ownership of our common stock and of the common stock, par value $1.00 per share, of Loews, or Loews Common Stock, beneficially owned by each of our directors, each of our executive officers named in the Summary Compensation Table for 2006 below, and all of our directors and executive officers as a group, as of February 28, 2007. All of our directors and executive officers individually and as a group own less than 1% of our common stock. None of our directors or executive officers owns any shares of Loews’s Carolina Group Stock. Except as otherwise noted, the named beneficial owner has sole voting power and sole investment power with respect to the number(s) of shares shown below.

	Shares of	Shares of	% of
	Our Common	Loews Common	Loews Common
Name of Beneficial Owner	Stock	Stock	Stock

James S. Tisch(1)	35,000	12,839,124	2.4%
Lawrence R. Dickerson(2)	36,335	0	*
Alan R. Batkin(3)	11,000	0	*
John R. Bolton	0	0	*
Charles L. Fabrikant(4)	3,000	0	*
Paul G. Gaffney, II(5)	4,500	0	*
Herbert C. Hofmann(6)	1,000	18,000	*
Arthur L. Rebell(7)	5,500	112,494	*
Raymond S. Troubh(8)	13,500	30,000	*
John L. Gabriel, Jr.(9)	7,294	0	*
Gary T. Krenek(10)	6,002	0	*
John M. Vecchio(11)	8,902	0	*
All Directors and Executive Officers as a Group (16 persons including those listed above)(12)	149,415	12,999,618	2.4%

*	Less than 1% of the Loews Common Stock.

(1)	The number of shares of our common stock includes 30,000 shares of common stock issuable upon the exercise of options granted under our Second Amended and Restated 2000 Stock Option Plan, or the Stock Option Plan, which are exercisable at February 28, 2007 or within 60 days thereafter. The number of shares of Loews Common Stock includes 330,000 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable. The number of shares of Loews Common Stock also includes 11,859,124 shares held by trusts of which Mr. Tisch is the managing trustee (inclusive of 4,281,912 shares held in trust for his benefit), and 650,000 shares held by a charitable foundation as to which Mr. Tisch has shared voting and investment power.

(2)	Includes 3,989 shares held by virtue of Mr. Dickerson’s investment in our common stock pursuant to our Retirement Plan referred to below, in which he shares voting and investment power with his spouse. Also includes 32,346 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter.

(3)	Includes 2,500 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter. In addition, Mr. Batkin holds 8,500 shares of our common stock in which he shares voting and investment power with his spouse.

(4)	Includes 3,000 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter.

(5)	Includes 4,500 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter.

(6)	Includes 1,000 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter. The number of shares of Loews Common Stock includes 15,000 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter.

(7)	Includes 5,500 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter. The number of shares of Loews Common Stock includes 112,494 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable.

(8)	Includes 8,500 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter.

(9)	Includes 1,294 shares held by virtue of Mr. Gabriel’s investment in our common stock pursuant to our Retirement Plan, in which he shares voting and investment power with his spouse. Also includes 6,000 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter.

(10)	Includes 2,006 shares held by virtue of Mr. Krenek’s investment in our common stock pursuant to our Retirement Plan, in which he shares voting and investment power with his spouse. Also includes 3,996 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter.

(11)	Includes 2,902 shares held by virtue of Mr. Vecchio’s investment in our common stock pursuant to our Retirement Plan, in which he shares voting and investment power with his spouse. Also includes 6,000 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter.

(12)	The number of shares of our common stock owned by all directors and executive officers as a group includes 3,238 shares held by virtue of the investment in our common stock pursuant to our Retirement Plan and 14,144 shares of our common stock issuable upon the exercise of options granted under our Stock Option Plan which are exercisable at February 28, 2007 or within 60 days thereafter, by our executive officers who are not Named Executive Officers in the Summary Compensation Table for 2006 below. See “Executive Compensation.” Investment and voting power with respect to shares owned by Mr. Baudoin, our Senior Vice President-Administration, and Ms. Gordon, our Controller and Chief Accounting Officer, is shared with each such executive officer’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, file initial reports of ownership and reports of changes in ownership of our equity securities with the Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of these reports furnished to us and written representations that no report on Form 5 was required for 2006, we believe that no director, executive officer or beneficial owner of more than ten percent of our common stock failed to file a Section 16(a) report on a timely basis during 2006.

ELECTION OF DIRECTORS

(Proposal No. 1)

Our Board of Directors consists of nine directors. All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Our Board of Directors elects our officers annually to serve until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office. Information about our current directors is below.

The nominees for director are James S. Tisch, Lawrence R. Dickerson, Alan R. Batkin, John R. Bolton, Charles L. Fabrikant, Paul G. Gaffney, II, Herbert C. Hofmann, Arthur L. Rebell and Raymond S. Troubh. Each of the nine directors to be elected at the Annual Meeting will serve a term of one year to expire at our 2008 annual meeting of stockholders.

It is intended that the proxies received from holders of our common stock, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of Messrs. Tisch, Dickerson, Batkin, Bolton, Fabrikant, Gaffney, Hofmann, Rebell and Troubh, each of whom is now a director. Although we do not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, if that occurs we expect that the proxies will be voted for such other candidate or candidates as our Board of Directors may nominate.

Further information concerning the nominees for election as directors at the Annual Meeting, including their business experience during the past five years, appears below.

		Age as
		of January
Name	Position	31, 2007	Director Since

James S. Tisch(1)	Chairman of the Board and Chief Executive Officer	54	1989
Lawrence R. Dickerson(1)	Director, President and Chief Operating Officer	54	1998
Alan R. Batkin(2)(3)	Director	62	1999
John R. Bolton	Director	58	2007
Charles L. Fabrikant(2)	Director	62	2004
Paul G. Gaffney, II(4)	Director	60	2004
Herbert C. Hofmann(1)	Director	64	1992
Arthur L. Rebell	Director	66	1996
Raymond S. Troubh(2)(4)	Director	80	1995

(1)	Member, Executive Committee of the Board of Directors

(2)	Member, Audit Committee of the Board of Directors

(3)	Lead Director

(4)	Member, Compensation Committee of the Board of Directors

James S. Tisch has served as our Chief Executive Officer since March 1998. Mr. Tisch has served as Chairman of the Board since November 1995 and as a director since June 1989. Mr. Tisch is the President and Chief Executive Officer and a director of Loews, a diversified holding company. Mr. Tisch also serves as a director of CNA Financial Corporation, a subsidiary of Loews.

Lawrence R. Dickerson has served as our President and Chief Operating Officer and as a director since March 1998. Mr. Dickerson also serves as a director of Global Industries, Ltd. Mr. Dickerson served on the United States Commission on Ocean Policy from 2001 to 2004.

Alan R. Batkin has served as a director since July 1999. Mr. Batkin has been Vice Chairman of Eton Park Capital Management, L.P., a global, multi-disciplinary investment firm, since February 2007 and was previously

Vice Chairman of Kissinger Associates, Inc. Mr. Batkin also serves as a director of Overseas Shipholding Group, Inc., Hasbro, Inc., and Cantel Medical Corporation.

John R. Bolton has served as a director since January 2007. Mr. Bolton is a Senior Fellow of the American Enterprise Institute. Mr. Bolton served in the U.S. Department of State as the U.S. Permanent Representative to the United Nations from 2005 to 2006 and as Under Secretary for Arms Control and International Security from 2001 to 2005.

Charles L. Fabrikant has served as a director since January 2004. Mr. Fabrikant is the Chairman of the Board, Chief Executive Officer and President of SEACOR Holdings Inc., which operates offshore support vessels servicing oil and gas exploration and development. Mr. Fabrikant is also President of Fabrikant International Corporation, a privately owned corporation engaged in marine operations and investments.

Paul G. Gaffney, II has served as a director since October 2004. Mr. Gaffney has served as President of Monmouth University since 2003 and was the President of National Defense University from 2000 to 2003. Mr. Gaffney served as Commissioner of the U.S. Commission on Ocean Policy from 2001 to 2004. Mr. Gaffney is a director of Meridian Health Systems. He also serves as a public trustee for NJ Marine Sciences Consortium.

Herbert C. Hofmann has served as a director since January 1992. Mr. Hofmann is a Senior Vice President of Loews and the President and Chief Executive Officer of Bulova Corporation, a subsidiary of Loews.

Arthur L. Rebell has served as a director since July 1996. Mr. Rebell is a Senior Vice President of Loews. Mr. Rebell also serves as the Chairman of the Board of Boardwalk Pipeline Partners, LP, a subsidiary of Loews.

Raymond S. Troubh has served as a director since November 1995. Mr. Troubh is a financial consultant, a former Governor of the American Stock Exchange and a former general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh is a director of General American Investors Company, Gentiva Health Services, Inc., Sun-Times Media Group, Inc. and Triarc Companies, Inc.

Director Independence

Because more than 50% of our outstanding common stock is held by Loews, we are a “controlled company” under the corporate governance listing standards of the New York Stock Exchange, or the NYSE Listing Standards. Although the NYSE Listing Standards do not require controlled companies to maintain a majority of independent directors, our Board currently is comprised of a majority of independent directors. Our Board of Directors has determined that Mr. Batkin, Mr. Bolton, Mr. Gaffney, Mr. Fabrikant and Mr. Troubh, whom we refer to as Independent Directors, are independent under the NYSE Listing Standards. The Board considered all relevant facts and circumstances and applied the independence guidelines described below in determining that none of the Independent Directors has any material relationship with us or our subsidiaries. In making its determination with respect to Mr. Fabrikant, our Board also considered the commercial relationship between our company and certain subsidiaries of SEACOR Holdings Inc., of which Mr. Fabrikant is the Chairman of the Board of Directors, President and Chief Executive Officer, and determined that Mr. Fabrikant meets all of the requirements described above for Independent Directors and does not have a material relationship with us. Please read “Transactions with Related Persons — Transactions with Other Related Parties” below for more information concerning Mr. Fabrikant’s relationship with us.

The Board has established guidelines to assist it in determining director independence. Under these guidelines, a director would not be considered independent if:

(1) any of the following relationships existed during the past three years:

(i) the director is our employee or the employee of any of our subsidiaries or has received more than $100,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or certain other forms of deferred compensation for prior service;

(ii) the director provided significant advisory or consultancy services to us or any of our subsidiaries or is affiliated with a company or a firm that has provided significant advisory or consultancy services to us or any of our subsidiaries (annual revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(iii) the director has been a significant customer or supplier of us or any of our subsidiaries or affiliated with a company or firm that is a significant customer or supplier of us or any of our subsidiaries (annual revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(iv) the director has been employed by or affiliated with an internal or external auditor that within the past three years provided services to us or any of our subsidiaries; or

(v) the director has been employed by another company where any of our current executives serve on that company’s compensation committee;

(2) the director’s spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, or any other person sharing the director’s home (other than a domestic employee), has a relationship described in (1) above; or

(3) the director has any other relationships with us or any of our subsidiaries or with members of senior management that our Board of Directors determines to be material.

Committees of the Board of Directors

Our Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Compensation Committee. We do not have a nominating committee or charter. Because we are a “controlled company” under the NYSE Listing Standards, this committee is not required and our Board of Directors has determined that it is appropriate not to have this committee. The entire Board of Directors participates in the consideration of director nominees.

Executive Committee

The Executive Committee of the Board of Directors consists of three members, Mr. Tisch, Mr. Dickerson and Mr. Hofmann. The Executive Committee has and may exercise all the powers of our Board of Directors in the management of our business that may lawfully be delegated to it by our Board of Directors. During 2006, the Executive Committee held two meetings.

Audit Committee

The Audit Committee of the Board of Directors consists of three members, Mr. Batkin, Mr. Fabrikant and Mr. Troubh. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including review of our financial reports and other financial information, our system of internal accounting controls, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit staff and independent auditors. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors and to approve all engagement fees and terms for the independent auditors. Our Board of Directors has adopted a written Audit Committee charter which can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. The Board has determined that each member of the Audit Committee is an Independent Director and satisfies the additional independence and other requirements for Audit Committee members provided for in the NYSE Listing Standards. The Board has determined that Mr. Batkin qualifies as an “audit committee financial expert” under the rules of the Commission. Mr. Batkin has advised the Board of Directors that, in addition to serving on our Audit Committee, he also serves on the audit committee of one other public company.

Compensation Committee

Our Board of Directors formed a Compensation Committee in January 2007. The members of the Compensation Committee are Mr. Gaffney and Mr. Troubh, each of whom is an Independent Director. The primary function of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of our executive officers. The Compensation Committee is also responsible to review and make recommendations to our Board with respect to our Incentive Compensation Plan and our Stock Option Plan, with respect to our executive officers, and to oversee these plans. The Compensation Committee is authorized to discharge any responsibilities imposed on it by these plans and has powers and responsibilities with respect to those plans as were formerly vested in our Board’s Incentive Compensation Committee. Throughout 2006, before the Compensation Committee was formed, the Board’s Executive Committee and the former Incentive Compensation Committee participated in the consideration of executive compensation. The Compensation Committee has succeeded to all of the duties of the former Incentive Compensation Committee, which the Board dissolved when it formed the Compensation Committee. Our Board of Directors has adopted a written Compensation Committee charter which can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. In accordance with its charter, the Compensation Committee may form and delegate authority to sub-committees consisting of one or more of its members when appropriate. See “Compensation Discussion and Analysis” for more information about the responsibilities of the Compensation Committee and the role of executive officers with respect to compensation matters.

Director Nominating Process

Our Board of Directors will, subject to the terms of our Certificate of Incorporation and Bylaws, review candidates recommended by stockholders for positions on the Board of Directors. The Bylaws provide that any stockholder entitled to vote generally in the election of directors at a meeting of stockholders who complies with the procedures specified in the Bylaws, may nominate persons for election to the Board of Directors, subject to any conditions, restrictions and limitations imposed by our Certificate of Incorporation or Bylaws. These procedures include a requirement that our Corporate Secretary receive timely written notice of the nomination, which, for the 2008 annual meeting of stockholders, means that the nomination must be received no later than February 14, 2008. Any notice of nomination must be addressed to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary and must include, in addition to any other information or matters required by our Certificate of Incorporation or Bylaws, the following:

(i) the name and address of the stockholder submitting the nomination and of the person or persons to be nominated;

(ii) a representation that the stockholder is a holder of our capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii) a description of all contracts, arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv) such other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy or information statement filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations under it; and

(v) the consent of each nominee to serve as our director if so elected.

Nominations of directors may also be made by the Board of Directors or as otherwise provided in our Certificate of Incorporation or Bylaws. In determining whether it will nominate a candidate for a position on our Board of Directors, the Board considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, independence, potential conflicts of interest and the present needs of the Board of Directors. The Board retains its full discretion in making such determinations, and also takes into account any restrictions, requirements or limitations contained in our Certificate of Incorporation or Bylaws, or any agreement to which we are a party.

On January 30, 2007, our Board of Directors elected John R. Bolton to the Board. Immediately prior to his appointment, the Board was increased to nine persons and Mr. Bolton was appointed to fill the vacancy resulting from the increase. Mr. Bolton was recommended by our Chief Executive Officer.

Executive Sessions of Non-Management Directors

Our non-management directors meet in regular executive sessions without management participation. In addition, an executive session including only the Independent Directors is held at least annually. Upon the recommendation of the non-management directors and Independent Directors, our Board of Directors has selected Alan R. Batkin to act as the Lead Director and to serve as the presiding director at these meetings.

Director Attendance at Meetings

During 2006 there were six meetings of the Board of Directors, nine meetings of the Audit Committee and three meetings of the Incentive Compensation Committee. During 2006, each of our incumbent directors then in office attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board on which that director served except for Mr. Fabrikant, who attended approximately 73% of such meetings. We do not have a specific policy regarding attendance by directors at annual meetings of stockholders, but the Board encourages all directors to attend the annual meeting while recognizing that circumstances may prevent attendance from time to time. All except one of our directors then in office attended our 2006 annual meeting of stockholders.

Director Compensation

Each director who is not our employee receives a quarterly award of options to purchase 500 shares of our common stock in accordance with the terms of our Stock Option Plan. The options vest immediately with some options having terms of five years and some ten years from the date of grant. In addition, all non-employee directors receive an annual cash retainer of $25,000. The Lead Director receives an annual cash retainer of $10,000 and the Chairman of the Audit Committee receives an annual cash retainer of $10,000. We pay each of our directors who is not our employee or an employee of any of our subsidiaries or of Loews or any other affiliated companies a fee of $1,500 for attendance at each meeting of our Board of Directors and $1,000 for attendance at each meeting of the Audit Committee and Compensation Committee (or, in 2006, the Incentive Compensation Committee), in addition to the reasonable costs and expenses incurred by these directors in relation to their services.

The following table provides information on our compensation of non-employee directors for 2006:

Director Compensation for 2006

	Fees Earned
	or Paid in	Option
Name	Cash(1)	Awards(2)	Total

Alan R. Batkin	$60,500	$74,520	$135,020
Charles L. Fabrikant	37,000	74,520	111,520
Paul G. Gaffney, II	34,500	74,520	109,020
Herbert C. Hofmann	—	74,520	74,520
Arthur L. Rebell	—	74,520	74,520
Raymond S. Troubh	41,000	74,520	115,520

(1)	These amounts represent all fees earned for service as a director during 2006. Mr. Batkin received a $10,000 annual retainer as Lead Director and received a $10,000 annual retainer as Chairman of the Audit Committee.

(2)	These amounts represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended on December 31, 2006, in accordance with the Financial Accounting Standards Board’s revised Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” or FAS 123(R), of awards pursuant to our Stock Option Plan through December 31, 2006 as well as the full grant date fair value of these awards. Assumptions used in the calculation of these amounts are included in footnote 2 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Commission on February 23, 2007. Each director who is not our employee receives a quarterly award of options to purchase 500 shares of our common stock in accordance with the terms of our Stock Option Plan. The options vest immediately with some options having terms of five years and some ten years from the date of grant. At December 31, 2006, the aggregate number of option awards outstanding for each director was as follows: Mr. Alan R. Batkin, 10,000; Mr. Charles L. Fabrikant, 2,500; Mr. Paul G. Gaffney, II, 4,000; Mr. Herbert C. Hofmann, 1,500; Mr. Arthur L. Rebell, 8,000; and Mr. Raymond S. Troubh, 8,000.

Code of Ethics and Corporate Governance Guidelines

We have a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This code can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. We intend to post changes to or waivers of this code for our principal executive officer, principal financial officer and principal accounting officer on our website. In addition, our website contains a corporate governance section that includes our corporate governance guidelines. We will provide a printed copy of our corporate governance guidelines to any stockholder upon request.

AUDIT COMMITTEE REPORT

As discussed above under the heading “Committees of the Board of Directors — Audit Committee,” the primary role of the Board’s Audit Committee is to oversee our financial reporting process and manage our relationship with our independent auditors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2006 with our management and independent auditors. The Audit Committee has also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Audit Committee has discussed with the independent auditors their independence in relation to us and our management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has determined that the provision of non-audit services provided by the auditors is compatible with maintaining the auditors’ independence.

The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent auditors and on management’s representation that our financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that our financial statements are presented in accordance with generally accepted accounting principles, or that our auditors are in fact “independent.”

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which we have filed with the Commission.

THE AUDIT COMMITTEE

Alan R. Batkin, Chairman
Charles L. Fabrikant
Raymond S. Troubh

COMPENSATION DISCUSSION AND ANALYSIS

In January 2007, our Board of Directors formed our Compensation Committee, which is currently comprised of two Independent Directors. The Compensation Committee’s primary function is to assist the Board in discharging its responsibilities relating to compensation of our executive officers. In consultation with our Chief Executive Officer, the Compensation Committee has responsibility to:

•	review our general compensation philosophy for executive officers;

•	oversee the development and implementation of compensation programs for executive officers;

•	review and approve compensation, including incentive and equity-based compensation, of executive officers; and

•	review and report to our Board of Directors on compensation of directors and Board committee members.

The Compensation Committee is also responsible to review and make recommendations to our Board of Directors with respect to our Incentive Compensation Plan and our Stock Option Plan, with respect to our executive officers, and to oversee these plans. The Compensation Committee is authorized to discharge any responsibilities imposed on the Compensation Committee by these plans and has powers and responsibilities with respect to those plans as were formerly vested in our Board’s Incentive Compensation Committee.

Before the Compensation Committee was formed, the Board’s Executive Committee and the former Incentive Compensation Committee participated in the consideration of executive compensation. The primary function of the Incentive Compensation Committee was to assist the Board in discharging its responsibilities relating to compensation of our executive officers, including administration of our Incentive Compensation Plan and, for participants under that plan, our Stock Option Plan. The Compensation Committee has succeeded to all of the duties of the former Incentive Compensation Committee, which was dissolved when the Compensation Committee was formed. Other decisions concerning compensation of executive officers were made by persons who were members of our Board, including our Chief Executive Officer and our President who serve on the Board’s Executive Committee. The Executive Committee also continues to administer the Diamond Offshore Management Bonus Program, or the Management Bonus Program, discussed below.

Objectives and Compensation Philosophy.  Our executive compensation program is designed to enable us to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for our stockholders. To achieve this objective we have established a compensation policy for executive officers which combines elements of base salary with cash and stock-based incentive compensation, as well as benefits, which collectively provides a competitive total compensation opportunity based on performance. In selecting these elements of executive compensation, we have considered our historical compensation policies and practices as they have developed over the years, national surveys of executive compensation at comparable sized companies and the executive compensation programs of various peer and other companies engaged in businesses similar to ours, as well as applicable tax and accounting impacts of executive compensation.

Elements of Compensation.  The principal components of compensation for our Named Executive Officers are:

•	base salary;

•	incentive compensation awards;

•	grants of stock appreciation rights; and

•	retirement, life insurance, medical and related benefits.

In establishing the aggregate amount of compensation for each Named Executive Officer, the primary factor is an evaluation of the individual’s performance in the context of our performance and our past compensation policies and practices. We also have reviewed and considered compensation levels and practices as shown in the surveys and other materials referred to above. Based on these factors, we determine an overall level of cash compensation — a significant portion of which is incentive based — and stock-based awards, which are described further below. When compensation for the Named Executive Officers is evaluated, the Compensation Committee will consider, among other things, the following information:

•	The opportunity for compensation for the prior year, which includes salary, target cash incentive compensation and the potential value of equity-based grants; and

•	The actual compensation history from previous years, including salary and actual cash incentive compensation earned.

Recommendations regarding compensation of our executive officers are prepared by our President. They are reviewed with and are subject to the approval of the Compensation Committee in accordance with its Charter, except that the President does not participate in the preparation of recommendations, or the review, modification or approval of recommendations, with respect to his own compensation or, as discussed below, the compensation of our Chief Executive Officer, which is reviewed and approved by the Compensation Committee. The Compensation Committee does not delegate any of its functions in setting executive compensation under its Charter to management, although our management and members of our Board provide recommendations to the Compensation Committee and the Executive Committee continues to administer the Management Bonus Program. We do not currently engage any consultant related to executive and/or director compensation matters.

Base Salary.  Every one of our salaried employees, including our Named Executive Officers, is assigned a salary grade at the commencement of employment pursuant to a system that considers objective criteria, such as the employee’s level of financial responsibility and supervisory duties, and the education and skills required to perform the employee’s functions; however, the assignment of an employee to a particular salary grade, or promotion to another salary grade, necessarily involves subjective judgments. Within each grade, salaries are determined within a range based solely on subjective factors such as the employee’s contribution to our company and individual performance. No fixed, relative weights are assigned to these subjective factors. On occasion, an officer’s compensation may be fixed at a level above the maximum level for his or her salary grade in response to a subjective determination that the officer’s compensation, if set at the maximum level for his or her grade, would be below the level merited by his or her contributions to our company. In 2006, the annual base salary of each of our Named Executive Officers was determined by our Board in light of performance reviews and the other factors described above, as well as the impact of limits on the deductibility of compensation under the Internal Revenue Code of 1986, as amended, which (together with the regulations promulgated thereunder, as each may be amended) we refer to as the Code, as discussed below, and has been approved by our Compensation Committee. In determining and approving the annual base salary of Mr. Tisch, our Chief Executive Officer, the Board and the Compensation Committee also took into consideration his employment by Loews.

Incentive Compensation Awards.  Annual cash bonus incentives may be awarded under the Management Bonus Program and, for certain of our highest paid executive officers, under our Incentive Compensation Plan, each of which is intended to provide a means whereby certain of our selected officers and key employees may develop a sense of proprietorship and personal involvement in our development and financial success, and encourage the participants to remain with and devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders.

Incentive Compensation Plan.  A significant portion of compensation of certain of our Named Executive Officers comes from awards under our Incentive Compensation Plan. This element of our compensation program makes a significant portion of the participating executive’s annual compensation a function of our attainment of a pre-determined level of EBITDA. It thereby helps align their interests with those of our stockholders. EBITDA is defined, solely for purposes of this calculation, for us and our consolidated subsidiaries on a consolidated basis, as an amount equal to consolidated net income (excluding extraordinary gains and extraordinary losses), determined in accordance with United States generally accepted accounting principles, or GAAP, for the applicable period plus or minus, as applicable, the following to the extent deducted in calculating such consolidated net income:

•	plus an amount equal to the sum of all interest, premium payments, debt discount, fees, charges and related expenses of our company and our consolidated subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, for such period;

•	plus or minus the provision for taxes based on income or revenues payable by us and our consolidated subsidiaries for such period;

•	plus the amount of depreciation and amortization expense for such period;

•	minus, without duplication, interest income for such period, as determined in accordance with GAAP; and

•	plus or minus, without duplication, the amount of non-operating income or expenses for such period, all as determined in accordance with GAAP.

Under the Incentive Compensation Plan, our Compensation Committee establishes an annual performance goal expressed as an amount of budgeted EBITDA for the performance period. For 2006, the Incentive Compensation Committee set this amount, in consultation with management, at $1.148 billion. Performance awards for 2006 were determined using a formula established by the Incentive Compensation Committee based on the ratio of actual EBITDA for 2006 compared to the average of 2006 budgeted EBITDA and 2005 actual EBITDA. The Incentive Compensation Committee determined the amount available for the performance award to each participant by fixing an incentive target for each participant expressed as a specified percentage (either 50% or 60%) of the participant’s eligible base salary. The amount available for each participant’s performance award was also capped at this target amount. The performance award is based upon the product of the EBITDA ratio and the incentive target amount, but cannot exceed the specified percentage of the participant’s eligible base salary. Although the amount of a performance award is a function of the actual EBITDA achieved for the performance period, failure to achieve the budgeted EBITDA target does not preclude the payment of an award, but rather has the effect generally of reducing (subject to the cap) the amount that would have been payable if the target had been achieved.

The establishment of a cap, or maximum award, which limits the amount an individual may earn under the Incentive Compensation Plan, is an integral part of the determination of the executive’s overall potential cash compensation, based on the factors described above. We are recommending modifications to the Incentive Compensation Plan that are more fully described under the caption “Approval of the Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers (Amended and Restated as of January 1, 2007).” These modifications would, among other things, specify an overall cap which will limit the maximum amount payable to any participant during any performance period to $1,000,000 per year and make certain technical changes with respect to tax requirements relating to deferred compensation. In addition, the Compensation Committee retains the ability under the Incentive Compensation Plan to reduce an award, a concept called negative discretion, when the Compensation Committee deems appropriate. The amendment would not diminish the Compensation Committee’s ability to exercise negative discretion to reduce awards once actual EBITDA for the year has been established, should it choose to do so.

The annual performance goal and the cap on each participant’s award are established prior to the end of the first 90 days of the performance year and the decision as to whether to exercise negative discretion and authorize the payment of an award is generally made in the first quarter of the following year, after actual EBITDA for the performance period has been established. In determining whether or not to exercise negative discretion, the Compensation Committee has the ability to reassess the individual’s performance during the prior year.

Following determination of our actual EBITDA for 2006, the Compensation Committee confirmed the incentive compensation awards under the Incentive Compensation Plan. As a result of the level of our 2006 actual EBITDA, the award to each of our Named Executive Officers who was a participant in the Incentive Compensation Plan was limited by the cap established by the Incentive Compensation Committee. Mr. Krenek was not a participant in the Incentive Compensation Plan in 2006 and, as in the previous year, Mr. Tisch declined to accept any award under the Incentive Compensation Plan for 2006. Awards under the Incentive Compensation Plan for 2006 were paid in full in February 2007. Awards to the Named Executive Officers under the Incentive Compensation Plan for 2006 are included in the column entitled “Non-Equity Incentive Plan Compensation” on the Summary Compensation Table for 2006 below.

If any participant under the Incentive Compensation Plan ceases to be employed by us before the end of a performance period (other than due to retirement, death or disability), that participant will not be eligible to receive a bonus award for that performance period unless the Compensation Committee determines that payment of the award is in our best interest. Participants who cease to be employed by us before the end of a performance period due to retirement, death or disability will receive an award prorated to the date of cessation of employment.

Management Bonus Program.  Under our Management Bonus Program, our Board’s Executive Committee is authorized to establish an annual bonus pool based on the committee’s evaluation of our company during the year relative to peer companies, the performance of our share price and extraordinary events during the year. The Executive Committee did establish such a bonus pool for 2006. The Executive Committee established the bonus payouts from the bonus pool based upon corporate, group or individual performance, or a combination thereof, or such other subjective criteria as the committee considered appropriate. These bonuses for 2006 under our Management Bonus Program were paid in full in February 2007 and, with certain exceptions, would be forfeited if not paid prior to termination of employment. All of our Named Executive Officers earned awards for 2006 under the Management Bonus Program other than Mr. Tisch who, as in previous years, declined to accept any award. Awards to the Named Executive Officers under the Management Bonus Program for 2006 are included in the column entitled “Non-Equity Incentive Plan Compensation” on the Summary Compensation Table for 2006 below.

Stock-Based Awards.  The third principal element of our compensation policy for Named Executive Officers is stock-based awards under our Stock Option Plan. Unlike base salary, bonuses and incentive compensation awards, which are earned and paid based on the annual performance of the individual and our company, awards under the Stock Option Plan generally vest over a period of four years and have a term of ten years. Stock-based awards to the Named Executive Officers are designed to reward them for taking actions that benefit the long-term performance of our company. These awards are also designed to retain the services of executives during the vesting period because the awards will be forfeited in most circumstances if an executive voluntarily leaves our company before the awards vest. As a result, these awards recognize performance over a longer term, encourage executives to continue their employment with us and directly link the value of the awards to appreciation in the price of our common stock. All of these elements further serve to align the executive’s interest with those of our stockholders.

Our current practice is to consider the establishment and granting of stock-based awards to executive officers and other eligible participants in the first quarter of each year. We currently establish an annual award in the first quarter but grant the award in four quarterly increments over the year, the first grant being made on or about the first business day in April, and the following three grants being made on or about the first business day of the following July and October and the last business day of December. Each grant is made at an exercise or strike price equal to fair market value on the date of grant, which is defined in the Stock Option Plan as the mean between the highest and lowest reported sales price per share of our common stock on the New York Stock Exchange on the trading day immediately preceding the date of grant. Thus the Compensation Committee will not know the exercise or strike price of the grants it makes when it meets during the first quarter, because the exercise price will be based on our common stock price at the future grant date. We believe that this practice is fair and reasonable to the individual executive and to us and our stockholders, since it reduces the impact that any particular event could have on the exercise or strike price of awards.

The Stock Option Plan is generally administered by our Board’s Executive Committee, except for any participant under the plan who is then a participant in our Incentive Compensation Plan or is, with respect to our company, a “covered employee” within the meaning of Section 1.162-27(c)(2) of the regulations under the Code or an “officer” of our company as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended. For those participants, the authority to control and manage the operation and administration of the plan is generally vested in the Compensation Committee.

In 2005, we amended our Stock Option Plan to provide for the grant of stock appreciation rights, or SARs, which constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of the corresponding amount of common stock on the exercise date. Since that amendment became effective, beginning in April 2006, we have awarded only SARs to our executive officers. We made this change to reduce the potential for dilution as the maximum number of shares issuable upon the exercise of SARs is less than the number of shares issuable upon the exercise of an equivalent number of stock options. Because SARs offer the recipient the same economic opportunity as stock options, the value of the award to the executive was not affected by this change. The number of SARs (and previously stock options) granted to each of our Named Executive Officers has either remained consistent, or in some cases gradually increased, over the past three years.

Employment Agreements and Severance Arrangements.  We recently entered into employment agreements with each of our Named Executive Officers other than our Chief Executive Officer, Mr. Tisch, who is also employed by Loews. Each agreement specifies a base salary level, provides that the individual executive will be eligible to participate in our bonus plans made available to executives in a commensurate position and provides that the desired (but not guaranteed) target bonus amount for the executive is equal to a range of between 60% to 65% of his or her base salary, subject to a maximum annual bonus amount equal to 100% of base salary; however, the amount of any award which may be granted to any Named Executive Officer under the Incentive Compensation Plan remains subject to the discretion of the Compensation Committee. The agreement provides that any such bonus shall be paid in full each February. The employment agreements with our Named Executive Officers contain no provision for payment upon a change in control, nor do such agreements require us to provide any perquisites.

We recognize that it may be difficult upon termination for senior management to find comparable employment within a short period of time. Accordingly, each Named Executive Officer party to an employment agreement with us is entitled to certain severance payments if his employment agreement is terminated under specified circumstances. Specifically, if during the term of the employment agreement we terminate the executive without Cause, or as a result of his death or Disability, or if the executive terminates the employment agreement for Good Reason, in addition to the benefits executive employees receive generally, including all accrued but unpaid base salary, accrued and unpaid expense reimbursements and other cash entitlements and, except as otherwise previously requested by the executive, the amount of any accrued and unpaid compensation, as well as unpaid amounts under applicable plans, policies and programs, the executive generally is entitled to continuation of his base salary for the remaining term of the employment agreement or 24 months, whichever is greater (payable as a lump sum in the event of his death); continuation of insurance benefits (medical, dental, life and disability) for him and his family for the remaining term of the employment agreement or two years, whichever is greater, or until he becomes eligible for comparable coverage by a subsequent employer; any unexercised and/or unvested stock option grant or equivalent (SARs paid in stock) held by the executive upon termination of employment will be fully vested on the date of termination and be eligible for exercise as provided for in the applicable plan; and we will provide the executive with customary outplacement services commensurate with his position, which will not exceed 12 months or $25,000. The terms “Cause,” “Good Reason” and “Disability” are defined in each executive’s employment agreement.

Employee Benefits.  Our Named Executive Officers also participate in benefit programs available to salaried employees generally, including our Retirement Plan described below and medical, dental, life and disability insurance plans. Additional benefits paid to the Named Executive Officers are discussed below.

We maintain a defined contribution plan, which we refer to as the Retirement Plan, designed to qualify under Section 401(k) of the Code, pursuant to which currently we contribute 5% of the participant’s defined compensation and we match 100% of the first 6% of each participant’s compensation contributed. Our contributions to the Retirement Plan are subject to annual review and adjustment. Participants are fully vested immediately upon enrollment in the plan. Participants may use up to 25% of the amount of such contributions to the Retirement Plan to purchase shares of our common stock. In addition, under our Supplemental Executive Retirement Plan, which we amended and restated effective January 1, 2007, we contribute to participants any portion of the 5% of the base salary contribution and the matching contribution to the Retirement Plan that cannot be contributed because of the limitations within the Code. Participants in this plan are a select group of our management or highly compensated employees, including the Named Executive Officers, and are fully vested in all amounts paid into the plan. We also make contributions for group term life insurance, spouse/dependent life insurance, and long-term disability insurance for executive officers, including our Named Executive Officers, as indicated in the Summary Compensation Table for 2006 below.

Deductibility of Compensation for Tax Purposes.  Under the Code, the amount of compensation paid to or accrued for our Named Executive Officers which may be deductible by us for federal income tax purposes is limited to $1.0 million per person per year, except that compensation which is considered to be “performance-based” under the Code and the applicable regulations is excluded for purposes of calculating the amount of compensation. To the extent that our compensation policy can be implemented in a manner which maximizes the deductibility of the compensation we pay, our policy has been to seek to do so. Accordingly, we have designed both our Stock Option Plan and the Incentive Compensation Plan, as amended and restated by the Compensation Committee, so that compensation in the form of awards or grants made under either plan will be considered to be “performance-based” under the applicable provisions of the Code.

COMPENSATION COMMITTEE REPORT

In fulfilling its responsibilities, our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Raymond S. Troubh, Chairman
Paul G. Gaffney, II

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2006, we had no compensation committee, although the Executive Committee and Incentive Compensation Committee of our Board of Directors performed certain similar functions with respect to the compensation and bonuses of our executive officers. See “Compensation Discussion and Analysis.” Decisions concerning compensation of executive officers were made during 2006 by persons who were members of our Board of Directors, including our executive officers James S. Tisch and Lawrence R. Dickerson. James S. Tisch serves as a director of Loews, and Messrs. Tisch, Hofmann and Rebell, who are members of our Board of Directors, are executive officers of Loews. None of our executive officers served on the compensation committee of any other entity that has or had an executive officer who served as a member of our Board of Directors during 2006.

Equity Compensation Plan Information

The following table provides information regarding securities authorized for issuance under our equity compensation plan as of December 31, 2006:

Equity Compensation Plan Information
Number of
	Number of			Securities Remaining
	Securities to			Available for
	be Issued			Future Issuance Under
	Upon Exercise		Weighted-Average Exercise	Equity Compensation
	of Outstanding		Price of	Plans (Excluding
	Options, Warrants		Outstanding Options, Warrants	Securities Reflected
	and Rights		and Rights	in Column
Plan Category	(a)		(b)	(a)) (c)

Equity compensation plans approved by security holders	512,368	(1)	$49.81	421,804
Equity compensation plans not approved by security holders	—		—	—

Total	512,368	(1)	$49.81	421,804

(1)	We used the closing price per share of our common stock on December 29, 2006 for purposes of reporting the number of shares to be issued upon the exercise of SARs.

EXECUTIVE COMPENSATION

The following table shows information for the year ended December 31, 2006 regarding the compensation of our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers as of December 31, 2006, whom we refer to collectively as the Named Executive Officers, for service in all capacities with our company and our subsidiaries.

Summary Compensation Table for 2006

				Non-Equity	All
			Option	Incentive Plan	Other
Name and Position	Year	Salary	Awards(1)	Compensation(2)	Compensation(3)	Total

James S. Tisch	2006	$300,000	$520,757	$—	$15,752	$836,509
Chairman of the Board and
Chief Executive Officer
Gary T. Krenek	2006	264,638	93,109	200,000	17,186	574,933
Chief Financial Officer and
Senior Vice President
Lawrence R. Dickerson	2006	627,747	386,985	460,000	47,121	1,521,853
President and
Chief Operating Officer
John L. Gabriel, Jr.	2006	368,456	139,270	255,000	26,031	788,757
Senior Vice President —
Contracts & Marketing
John M. Vecchio	2006	295,199	138,462	225,000	19,281	677,942
Senior Vice President —
Technical Services

(1)	These amounts represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of awards pursuant to our Stock Option Plan through December 31, 2006 (but disregarding estimates of forfeitures for service-based vesting). Assumptions used in the calculation of these amounts are included in footnote 2 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Commission on February 23, 2007.

(2)	These amounts represent (i) awards under our Incentive Compensation Plan in the following amounts to the following Named Executive Officers: Mr. Dickerson, $367,200; Mr. Gabriel, $178,971; and Mr. Vecchio, $138,466 and (ii) awards under our Management Bonus Program in the following amounts to the following Named Executive Officers: Mr. Krenek, $200,000; Mr. Dickerson, $92,800; Mr. Gabriel, $76,029; and Mr. Vecchio, $86,534.

(3)	The amounts shown for 2006 include (i) our contributions under the Retirement Plan in the amount of $8,250 to each Named Executive Officer, (ii) our matching contribution under the Retirement Plan in the amount of $3,300 to each Named Executive Officer, except Mr. Tisch, (iii) our contributions for group term life insurance, spouse/dependent life insurance, and long-term disability insurance in the amount of $3,559 to each of Messrs. Tisch, Dickerson and Gabriel, $3,106 to Mr. Krenek and $3,422 to Mr. Vecchio and (iv) our contributions under our Supplemental Executive Retirement Plan in the following amounts on behalf of the following Named Executive Officers: Mr. Tisch, $3,943; Mr. Krenek, $2,530; Mr. Dickerson, $25,924; Mr. Gabriel, $8,947; and Mr. Vecchio, $4,309. In some cases, the total of the foregoing itemized amounts does not equal the corresponding aggregate amount set forth in the “All Other Compensation” column due to rounding.

Employment Agreements

As discussed further under “Compensation Discussion and Analysis” above, we maintain employment agreements with each of Messrs. Dickerson, Krenek, Gabriel and Vecchio, each of whom is a Named Executive

Officer. We are not party to an employment agreement with Mr. Tisch, our Chief Executive Officer. The employment agreements establish the following current annual base salary for these Named Executive Officers:

Current
Named Executive Officer	Base Salary

Lawrence R. Dickerson	$675,000
Gary T. Krenek	320,000
John L. Gabriel, Jr.	400,000
John M. Vecchio	350,000

The base salary under each employment agreement is subject to upward adjustment from time to time in accordance with its terms and subject to our compensation policies. Each employment agreement provides for an initial term through December 31, 2009 (or, in the case of Mr. Dickerson, through September 30, 2009) and is automatically extended for successive one-year periods thereafter. The employment agreements provide that through September 30, 2009, the Named Executive Officer will be eligible to participate in bonus plans made available to executive employees in a position commensurate with his position. Under the current bonus plans, each Named Executive Officer has an opportunity to earn an annual cash bonus measured against objective financial performance criteria to be determined by our Compensation Committee, under the Incentive Compensation Plan, in its sole discretion. The employment agreements provide that the desired but not guaranteed target amount of such bonus is equal to a range between 60% and 65% of the Named Executive Officer’s base salary, but the amount of such bonus payable in any given year shall not exceed 100% of such base salary; however, the amount of any award which may be granted to these Named Executive Officers under the Incentive Compensation Plan remains subject to the discretion of our Compensation Committee. Additional terms of the employment agreements are discussed above in our “Compensation Discussion and Analysis” under the heading “Employment Agreements and Severance Arrangements.”

Nonqualified Deferred Compensation

The following table sets forth certain information for the Named Executive Officers as of December 31, 2006 and for the year then ended with respect to nonqualified deferred compensation.

Nonqualified Deferred Compensation for 2006

			Aggregate	Aggregate
	Registrant	Aggregate	Withdrawals/	Balance at
	Contributions	Earnings	Distributions	December 31,
Name	in 2006(1)	in 2006(2)	in 2006(3)	2006(4)

James S. Tisch	$3,000	$943	$—	$36,062
Gary T. Krenek	173,593	6,843	60,934	208,788
Lawrence R. Dickerson	268,907	23,803	175,048	750,879
John L. Gabriel, Jr.	221,544	10,581	86,796	328,053
John M. Vecchio	196,448	8,086	70,626	247,411

(1)	These amounts include the following contributions under our Supplemental Executive Retirement Plan: Mr. Tisch, $3,000; Mr. Krenek, $2,343; Mr. Dickerson, $21,407; Mr. Gabriel, $7,794; and Mr. Vecchio, $3,948. These contributions are also reported in the “All Other Compensation” column of the Summary Compensation Table for 2006. Our contributions under this plan are further described in our Compensation Discussion and Analysis above under the heading “Employee Benefits.” These amounts also include the following contributions of deferred cash bonus incentives under the Management Bonus Program: Mr. Krenek, $171,250; Mr. Dickerson, $247,500; Mr. Gabriel, $213,750; and Mr. Vecchio, $192,500. Before the awards for the 2006 performance year, which we paid in full in 2007 to the Named Executive Officers who received such awards, cash bonus incentive awards to the Named Executive Officers under the Management Bonus Program were paid in annual installments (25%, 15%, 15%, 15%, 15% and 15%) over a six calendar year period.

(2)	These amounts include interest earned on contributions under our Supplemental Executive Retirement Plan in the following amounts: Mr. Tisch, $943; Mr. Krenek, $187; Mr. Dickerson, $4,517; Mr. Gabriel, $1,153; and

Mr. Vecchio, $361. These amounts are also reported in the “All Other Compensation” column of the Summary Compensation Table for 2006. These earnings were calculated by applying an average of the three-year Treasury rate over the last three years (4.55%, 3.79% and 2.76%) to current year and deferred contributions. These amounts also include interest earned on the aggregate deferred cash bonus incentives under the Management Bonus Program in the following amounts: Mr. Krenek, $6,656; Mr. Dickerson, $19,286; Mr. Gabriel, $9,428; and Mr. Vecchio, $7,725. Pursuant to the Management Bonus Program, to determine the interest rates used to calculate earnings we apply the Treasury rate in effect on January 31 immediately preceding the initial payout date for each award being deferred. The applicable Treasury rate is the rate for Treasury bills, bonds or notes with a term closest to the midpoint of the deferral term. The interest rates used to calculate the earnings in 2006 were 4.7%, 3.8%, 2.2%, 2.2%, 3.4% and 4.5% applied to the deferred bonus award amounts for the years 2000 through 2005, respectively.

(3)	These amounts represent payments of deferred cash bonus incentives and interest earned thereon.

(4)	These amounts represent the aggregate balances as of December 31, 2006 for each of the Named Executive Officers pursuant to our Supplemental Executive Retirement Plan and Management Bonus Program. The balances related to our Management Bonus Program represent the deferred portion of bonus awards for calendar years 2000 through 2005 and were reported in the Summary Compensation Tables for those respective years.

Potential Payments Upon Termination

If during the term of his employment agreement we terminate a Named Executive Officer without Cause, or as a result of his death or Disability, or if the Named Executive Officer terminates the employment agreement for Good Reason, in addition to the benefits executive employees receive generally, as well as unpaid amounts under applicable plans, policies and programs, the Named Executive Officer generally is entitled to:

•	continuation of his base salary for the remaining term of the employment agreement or 24 months, whichever is greater (payable as a lump sum in the event of his death);

•	continuation of insurance benefits (medical, dental, life and disability) for him and his family for the remaining term of the employment agreement or two years, whichever is greater, or until he becomes eligible for comparable coverage by a subsequent employer;

•	accelerated vesting of any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon termination of employment; and

•	we will provide the Named Executive Officer with customary outplacement services commensurate with his position, which will not exceed 12 months or $25,000.

The terms “Cause,” “Good Reason” and “Disability” are defined in each Named Executive Officer’s employment agreement. The employment agreements with our Named Executive Officers contain no provision for payment upon a change in control.

Each employment agreement also contains a covenant with respect to confidentiality applicable at any time during or after the term of the employment agreement and a covenant not to solicit certain of our officers or employees for a period of two years after the termination of the Named Executive Officer’s employment. In addition, as a condition to receiving the severance payments and benefits described below, the Named Executive Officer (or, if deceased or disabled, his estate or legal guardian) must execute a release of claims relating to or arising out of his employment with, and termination of employment from, our company.

The tables below reflect the amount of compensation to each of our Named Executive Officers who is party to an employment agreement with us in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon involuntary termination without Cause, death or Disability of the executive, voluntary termination for Good Reason, voluntary termination without Good Reason, and involuntary termination for Cause is shown below. The amounts shown assume that such termination took place on December 29, 2006. Under all these circumstances, each Named Executive Officer is entitled to receive, to the extent not previously paid, his base salary through the date of termination, the amount of any compensation accrued as of the date of termination (except as otherwise previously requested by the Named Executive Officer) and any expense reimbursements and any other cash entitlements accrued as of the date of termination. The amount of any unpaid base salary through the date of termination is not included in the total amounts shown below.

The following table describes the potential payments upon termination for Mr. Lawrence R. Dickerson, our President and Chief Operating Officer.

	Involuntary				Voluntary	Voluntary
	Termination				Termination	Termination	Involuntary
Executive Benefits &	Without		Death or		for Good	Without	Termination
Payments Upon Termination	Cause		Disability		Reason	Good Reason	for Cause

Compensation:
Base Salary ($675,000)(1)	$1,856,250		$1,856,250		$1,856,250	$0	$0
Annual Incentive Compensation	580,199	(2)	945,387	(3)	0	0	0
Unvested & Accelerated Stock Options(4)	1,277,137		1,277,137		1,277,137	0	0
Unvested & Accelerated SARs(4)	45,394		45,394		45,394	0	0
Benefits:
Post-Termination Health Care(5)	29,028		29,028		29,028	0	0
Life and Disability Insurance Coverages	26,530		26,530		26,530	0	0
Supplemental Executive Retirement Plan	170,680		170,680		170,680	170,680	170,680
Outplacement Services(6)	25,000		25,000		25,000	0	0
Total:	$4,010,218		$4,375,406		$3,430,019	$170,680	$170,680

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.

(2)	This represents amounts payable under our Management Bonus Program, which generally provides for a lump sum payment in the event of any involuntary termination not for Cause (as defined in the Management Bonus Program), or due to death, Disability (as defined in the Management Bonus Program) or Retirement (as defined in the Management Bonus Program) at or after age 60.

(3)	This represents $580,199 payable under our Management Bonus Program and $365,188 payable under our Incentive Compensation Plan. Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan), death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before to the end of a performance period due to Retirement (as defined in the plan), death or Disability (as defined in the plan) will receive a performance award which is prorated to the date of cessation of employment, but based upon the Performance-Based Amount (as defined in the plan) for either the entire performance period or the portion thereof preceding such Retirement, death or Disability, as determined by the Compensation Committee.

(4)	Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and be eligible for exercise as provided for in the Stock Option Plan. The amounts shown represent the value of newly vested stock options or SARs, calculated by multiplying the number of accelerated in-the-money options or SARs by the difference between the exercise price and the closing price ($79.94) per share of our common stock on December 29, 2006.

(5)	This value is based on the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, rate and assumes that coverage continues until the end of the term of the Named Executive Officer’s employment agreement on September 30, 2009.

(6)	This assumes the maximum payment under this obligation.

The following table describes the potential payments upon termination for Mr. Gary T. Krenek, our Chief Financial Officer and Senior Vice President.

	Involuntary				Voluntary	Voluntary
	Termination				Termination	Termination	Involuntary
Executive Benefits &	Without		Death or		for Good	Without	Termination
Payments Upon Termination	Cause		Disability		Reason	Good Reason	for Cause

Compensation:
Base Salary ($320,000)(1)	$960,000		$960,000		$960,000	$0	$0
Annual Incentive Compensation	200,253	(2)	200,253	(2)	0	0	0
Unvested & Accelerated Stock Options(3)	292,483		292,483		292,483	0	0
Unvested & Accelerated SARs(3)	11,096		11,096		11,096	0	0
Benefits:
Post-Termination Health Care(4)	31,667		31,667		31,667	0	0
Life and Disability Insurance Coverages	9,319		9,319		9,319	0	0
Supplemental Executive Retirement Plan	8,535		8,535		8,535	8,535	8,535
Outplacement Services(5)	25,000		25,000		25,000	0	0
Total:	$1,538,353		$1,538,353		$1,338,100	$8,535	$8,535

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.

(2)	This represents amounts payable under our Management Bonus Program, which generally provides for a lump sum payment in the event of any involuntary termination not for Cause (as defined in the Management Bonus Program), or due to death, Disability (as defined in the Management Bonus Program) or Retirement (as defined in the Management Bonus Program) at or after age 60. Mr. Krenek was not a participant in our Incentive Compensation Plan for 2006.

(3)	Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and be eligible for exercise as provided for in the Stock Option Plan. The amounts shown represent the value of newly vested stock options or SARs, calculated by multiplying the number of accelerated in-the-money options or SARs by the difference between the exercise price and the closing price ($79.94) per share of our common stock on December 29, 2006.

(4)	This value is based on the COBRA rate and assumes that coverage continues until the end of the term of the Named Executive Officer’s employment agreement on December 31, 2009.

(5)	This assumes the maximum payment under this obligation.

The following table describes the potential payments upon termination for Mr. John L. Gabriel, Jr., our Senior Vice President — Contracts and Marketing.

	Involuntary				Voluntary	Voluntary
	Termination				Termination	Termination	Involuntary
Executive Benefits &	Without		Death or		for Good	Without	Termination
Payments Upon Termination	Cause		Disability		Reason	Good Reason	for Cause

Compensation:
Base Salary ($400,000)(1)	$1,200,000		$1,200,000		$1,200,000	$0	$0
Annual Incentive Compensation	282,345	(2)	460,335	(3)	0	0	0
Unvested & Accelerated Stock Options(4)	453,975		453,975		453,975	0	0
Unvested & Accelerated SARs(4)	16,140		16,140		16,140	0	0
Benefits:
Post-Termination Health Care(5)	31,667		31,667		31,667	0	0
Life and Disability Insurance Coverages	16,603		16,603		16,603	0	0
Supplemental Executive Retirement Plan	45,708		45,708		45,708	45,708	45,708
Outplacement Services(6)	25,000		25,000		25,000	0	0
Total:	$2,071,438		$2,249,428		$1,789,093	$45,708	$45,708

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.

(2)	This represents amounts payable under our Management Bonus Program, which generally provides for a lump sum payment in the event of any involuntary termination not for Cause (as defined in the Management Bonus Program), or due to death, Disability (as defined in the Management Bonus Program) or Retirement (as defined in the Management Bonus Program) at or after age 60.

(3)	This represents $282,345 payable under our Management Bonus Program and $177,990 payable under our Incentive Compensation Plan. Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan), death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before to the end of a performance period due to Retirement (as defined in the plan), death or Disability (as defined in the plan) will receive a performance award which is prorated to the date of cessation of employment, but based upon the Performance-Based Amount (as defined in the plan) for either the entire performance period or the portion thereof preceding such Retirement, death or Disability, as determined by the Compensation Committee.

(4)	Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and be eligible for exercise as provided for in the Stock Option Plan. The amounts shown represent the value of newly vested stock options or SARs, calculated by multiplying the number of accelerated in-the-money options or SARs by the difference between the exercise price and the closing price ($79.94) per share of our common stock on December 29, 2006.

(5)	This value is based on the COBRA rate and assumes that coverage continues until the end of the term of the Named Executive Officer’s employment agreement on December 31, 2009.

(6)	This assumes the maximum payment under this obligation.

The following table describes the potential payments upon termination for Mr. John M. Vecchio, our Senior Vice President — Technical Services.

	Involuntary				Voluntary	Voluntary
	Termination				Termination	Termination	Involuntary
Executive Benefits &	Without		Death or		for Good	Without	Termination
Payments Upon Termination	Cause		Disability		Reason	Good Reason	for Cause

Compensation:
Base Salary ($350,000)(1)	$1,050,000		$1,050,000		$1,050,000	$0	$0
Annual Incentive Compensation	231,777	(2)	369,484	(3)	0	0	0
Unvested & Accelerated Stock Options(4)	453,975		453,975		453,975	0	0
Unvested & Accelerated SARs(4)	16,140		16,140		16,140	0	0
Benefits:
Post-Termination Health Care(5)	23,533		23,533		23,533	0	0
Life and Disability Insurance Coverages	10,267		10,267		10,267	0	0
Supplemental Executive Retirement Plan	15,634		15,634		15,634	15,634	15,634
Outplacement Services(6)	25,000		25,000		25,000	0	0
Total:	$1,826,326		$1,964,033		$1,594,549	$15,634	$15,634

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.

(2)	This represents amounts payable under our Management Bonus Program, which generally provides for a lump sum payment in the event of any involuntary termination not for Cause (as defined in the Management Bonus Program), or due to death, Disability (as defined in the Management Bonus Program) or Retirement (as defined in the Management Bonus Program) at or after age 60.

(3)	This represents $231,777 payable under our Management Bonus Program and $137,707 payable under our Incentive Compensation Plan. Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan), death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before to the end of a performance period due to Retirement (as defined in the plan), death or Disability (as defined in the plan) will receive a performance award which is prorated to the date of cessation of employment, but based upon the Performance-Based Amount (as defined in the plan) for either the entire performance period or the portion thereof preceding such Retirement, death or Disability, as determined by the Compensation Committee.

(4)	Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and be eligible for exercise as provided for in the Stock Option Plan. The amounts shown represent the value of newly vested stock options or SARs, calculated by multiplying the number of accelerated in-the-money options or SARs by the difference between the exercise price and the closing price ($79.94) per share of our common stock on December 29, 2006.

(5)	This value is based on the COBRA rate and assumes that coverage continues until the end of the term of the Named Executive Officer’s employment agreement on December 31, 2009.

(6)	This assumes the maximum payment under this obligation.

STOCK OPTION PLAN

Our Stock Option Plan authorizes the issuance of options and/or SARs to acquire up to 1,500,000 shares of our common stock, of which options to acquire 482,906 shares had been exercised as of December 31, 2006. Stock options have a maximum term of ten years, subject to earlier termination under certain conditions, and, unless otherwise specified by the Board, Executive Committee or Compensation Committee at the time of the grant, vest in four equal, annual installments over four years. SARs have a maximum term of ten years, subject to earlier termination under certain conditions, and vest as specified by the Board, Executive Committee or Compensation Committee at the time of the grant. During 2006, options to acquire 12,000 shares of our common stock and 171,900 SARs were granted under the Stock Option Plan.

The following table shows information regarding awards granted to each of our Named Executive Officers under our Stock Option Plan and amounts earned by each of our Named Executive Officers under our Incentive Compensation Plan and Management Bonus Program during the year ended December 31, 2006.

Grants of Plan-Based Awards for 2006

							All Other
							Option/SAR
			Estimated Future				Awards:			Grant Date
			Payouts Under Non-				Number of	Exercise or	Closing	Fair Value
			Equity Incentive				Securities	Base Price	Market Price	of Stock and
	Grant	Action	Plan Awards				Underlying	of Option/SAR	on Date of	Option/SAR
Name	Date	Date	Target		Maximum		Options(1)	Awards(2)	Grant	Awards(3)

James S. Tisch	04/27/06	4/24/06					7,500	$92.67	$90.30	$334,575
	07/03/06	4/24/06					7,500	83.44	85.44	304,575
	10/02/06	4/24/06					7,500	71.87	68.51	251,250
	12/31/06	4/24/06					7,500	79.77	79.94	285,450
Gary T. Krenek	04/27/06	4/24/06					1,375	92.67	90.30	61,339
	07/03/06	4/24/06					1,375	83.44	85.44	55,839
	10/02/06	4/24/06					1,375	71.87	68.51	46,063
	12/31/06	4/24/06					1,375	79.77	79.94	52,333
			200,000	(4)	—
Lawrence R. Dickerson	04/27/06	4/24/06					5,625	92.67	90.30	250,931
	07/03/06	4/24/06					5,625	83.44	85.44	228,431
	10/02/06	4/24/06					5,625	71.87	68.51	188,438
	12/31/06	4/24/06					5,625	79.77	79.94	214,088
			$367,200	(5)	$367,200	(5)
			92,800	(4)	—
John L. Gabriel, Jr.	04/27/06	4/24/06					2,000	92.67	90.30	89,220
	07/03/06	4/24/06					2,000	83.44	85.44	81,220
	10/02/06	4/24/06					2,000	71.87	68.51	67,000
	12/31/06	4/24/06					2,000	79.77	79.94	76,120
			178,971	(5)	178,971	(5)
			76,029	(4)	—
John M. Vecchio	04/27/06	4/24/06					2,000	92.67	90.30	89,220
	07/03/06	4/24/06					2,000	83.44	85.44	81,220
	10/02/06	4/24/06					2,000	71.87	68.51	67,000
	12/31/06	4/24/06					2,000	79.77	79.94	76,120
			138,466	(5)	138,466	(5)
			86,534	(4)	—

(1)	These amounts represent awards of SARs granted under our Stock Option Plan. In accordance with its practice at the time, in 2006 our Board and Incentive Compensation Committee established an annual award in April authorizing the award of SARs to our executive officers in four increments over the year. These SARs vest with respect to 25% of the total number of securities underlying each grant on an annual basis commencing on the anniversary of the first grant date of the year. Please read our “Compensation Discussion and Analysis” above under the heading “Stock Based Awards” for more information concerning awards under our Stock Option Plan.

(2)	In accordance with our Stock Option Plan, the exercise prices per share were calculated in accordance with our Stock Option Plan by averaging the high and low sales prices of our common stock as traded on The New York Stock Exchange on the business day immediately preceding the grant date.

(3)	Represents the maximum fair value of each equity award recognizable in accordance with FAS 123(R) and does not include any estimates of forfeitures for service-based vesting.

(4)	These amounts represent awards granted under our Management Bonus Program. They were authorized for payment by our Executive Committee in February 2007 and included in the Summary Compensation Table for 2006 above under the heading “Non-Equity Incentive Plan Compensation.” Awards under our Management Bonus Program are not subject to thresholds or maximum amounts. Please read our “Compensation Discussion and Analysis” above, under the heading “Incentive Compensation Awards,” for more information concerning awards under our Management Bonus Program.

(5)	These amounts represent awards granted under our Incentive Compensation Plan. They were authorized for payment by our Compensation Committee in February 2007 and included in the Summary Compensation Table for 2006 above under the heading “Non-Equity Incentive Plan Compensation.” Awards under our Incentive Compensation Plan are not subject to thresholds. Please read our “Compensation Discussion and Analysis” above, under the heading “Incentive Compensation Awards,” for more information concerning awards under our Incentive Compensation Plan.

The following table shows information regarding awards granted to each of our Named Executive Officers under our Stock Option Plan outstanding as of December 31, 2006. All awards with expiration dates prior to January 2016 represent stock options, and all awards with expiration dates during or after January 2016 represent SARs.

Outstanding Equity Awards at Fiscal Year-End for 2006

	Option/SAR Awards(1)
	Number of	Number of
	Securities	Securities
	Underlying Unexer-	Underlying Unexer-
	cised Options/SARs	cised Options/SARs	Option/SAR	Option/SAR
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date

James S. Tisch	20,000	—	$43.03	5/16/2010
	6,250	—	38.94	4/12/2011
	6,250	—	33.51	7/02/2011
	6,250	—	24.60	10/1/2011
	6,250	—	30.53	1/02/2012
	7,500	—	29.33	4/15/2012
	7,500	—	29.20	7/01/2012
	7,500	—	19.88	10/01/2012
	7,500	—	21.93	12/31/2012
	5,625	1,875	19.78	4/22/2013
	5,625	1,875	21.23	7/01/2013
	5,625	1,875	19.08	10/01/2013
	5,625	1,875	20.77	12/31/2013
	3,750	3,750	22.49	5/18/2014
	3,750	3,750	23.65	7/01/2014
	3,750	3,750	32.78	10/01/2014
	3,750	3,750	39.98	12/31/2014
	1,875	5,625	45.77	4/19/2015
	1,875	5,625	53.60	7/01/2015
	1,875	5,625	61.90	10/03/2015
	1,875	5,625	69.38	12/31/2015
	—	7,500	92.67	4/27/2016
	—	7,500	83.44	7/03/2016
	—	7,500	71.87	10/02/2016
	—	7,500	79.77	12/31/2016
Gary T. Krenek	375	—	29.33	4/15/2012
	375	—	29.20	7/01/2012
	375	—	19.88	10/1/2012
	375	—	21.93	12/31/2012
	312	313	19.78	4/22/2013
	312	313	21.23	7/01/2013
	312	313	19.08	10/1/2013
	312	313	20.77	12/31/2013
	313	625	22.49	5/18/2014
	313	625	23.65	7/01/2014
	313	625	32.78	10/01/2014
	313	625	39.98	12/31/2014
	343	1,032	45.77	4/19/2015
	343	1,032	53.60	7/01/2015
	343	1,032	61.90	10/03/2015
	343	1,032	69.38	12/31/2015
	—	1,375	92.67	4/27/2016
	—	1,375	83.44	7/03/2016
	—	1,375	71.87	10/02/2016
	—	1,375	79.77	12/31/2016

	Option/SAR Awards(1)
	Number of	Number of
	Securities	Securities
	Underlying Unexer-	Underlying Unexer-
	cised Options/SARs	cised Options/SARs	Option/SAR	Option/SAR
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date

Lawrence R. Dickerson	1,406	—	$29.33	4/15/2012
	1,406	—	29.20	7/01/2012
	1,406	—	19.88	10/1/2012
	1,406	—	21.93	12/31/2012
	1,406	1,408	19.78	4/22/2013
	1,406	1,408	21.23	7/01/2013
	1,406	1,408	19.08	10/01/2013
	1,406	1,408	20.77	12/31/2013
	1,406	2,813	22.49	5/18/2014
	1,406	2,813	23.65	7/01/2014
	1,406	2,813	32.78	10/01/2014
	1,406	2,813	39.98	12/31/2014
	1,406	4,219	45.77	4/19/2015
	1,406	4,219	53.60	7/01/2015
	1,406	4,219	61.90	10/03/2015
	1,406	4,219	69.38	12/31/2015
	—	5,625	92.67	4/27/2016
	—	5,625	83.44	7/03/2016
	—	5,625	71.87	10/02/2016
	—	5,625	79.77	12/31/2016
John L. Gabriel, Jr.	—	500	19.78	4/22/2013
	—	500	21.23	7/01/2013
	—	500	19.08	10/01/2013
	—	500	20.77	12/31/2013
	—	1,000	22.49	5/18/2014
	—	1,000	23.65	7/01/2014
	—	1,000	32.78	10/1/2014
	—	1,000	39.98	12/31/2014
	—	1,500	45.77	4/19/2015
	—	1,500	53.60	7/01/2015
	—	1,500	61.90	10/03/2015
	—	1,500	69.38	12/31/2015
	—	2,000	92.67	4/27/2016
	—	2,000	83.44	7/03/2016
	—	2,000	71.87	10/02/2016
	—	2,000	79.77	12/31/2016
John M. Vecchio	—	500	19.78	4/22/2013
	—	500	21.23	7/01/2013
	—	500	19.08	10/01/2013
	—	500	20.77	12/31/2013
	500	1,000	22.49	5/18/2014
	500	1,000	23.65	7/01/2014
	500	1,000	32.78	10/1/2014
	500	1,000	39.98	12/31/2014
	—	1,500	45.77	4/19/2015
	—	1,500	53.60	7/01/2015
	—	1,500	61.90	10/03/2015
	—	1,500	69.38	12/31/2015
	—	2,000	92.67	4/27/2016
	—	2,000	83.44	7/03/2016
	—	2,000	71.87	10/02/2016
	—	2,000	79.77	12/31/2016

(1)	Each stock option and SAR granted to the Named Executive Officers and reported above vests and becomes exercisable with respect to 25% of its underlying securities per year over the first four years of its term, and has or will commence vesting nine years prior to the first expiration date reported for stock options or SARs in each calendar year above.

The following table shows information regarding the exercise of awards granted under our Stock Option Plan by those of our Named Executive Officers who exercised awards during the year ended December 31, 2006.

Option Exercises and Stock Vested for 2006

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise

John L. Gabriel, Jr.	8,128	$406,038
John M. Vecchio	5,876	$370,096

TRANSACTIONS WITH RELATED PERSONS

We have a written policy that any transaction, regardless of the size or amount, involving us or any of our subsidiaries in which any of our directors, director nominees, executive officers, principal shareholders or any of their immediate family members has had or will have a direct or indirect material interest, be reviewed and approved or ratified by our Audit Committee, without the participation of any member who may be involved in the transaction. All such transactions are submitted to our General Counsel for review and reported to our Audit Committee for its consideration. In each case, the Audit Committee will consider, in light of all of the facts and circumstances it deems relevant, whether the transaction is fair and reasonable to us.

Transactions with Loews.  Prior to the initial public offering of our common stock in October 1995, or the Initial Public Offering, we were a wholly owned subsidiary of Loews. In connection with the Initial Public Offering, we entered into agreements with Loews pursuant to which Loews provides certain management, administrative and other services to us and certain other obligations were assumed by the parties. These agreements, which are described below, were not the result of arm’s length negotiations between the parties.

Services Agreement.  We are party to a services agreement with Loews, or the Services Agreement, pursuant to which Loews performs certain administrative and technical services on our behalf. Such services include personnel, telecommunications, purchasing, internal auditing, accounting, data processing and cash management services, in addition to advice and assistance with respect to preparation of tax returns and obtaining insurance. Under the Services Agreement, we are required to reimburse Loews for (i) allocated personnel costs (such as salaries, employee benefits and payroll taxes) of the Loews personnel actually providing such services and (ii) all out-of-pocket expenses related to the provision of such services. The Services Agreement may be terminated at our option upon 30 days’ notice to Loews and at the option of Loews upon six months’ notice to us. In addition, we have agreed to indemnify Loews for all claims and damages arising from the provision of services by Loews under the Services Agreement unless due to the gross negligence or willful misconduct of Loews. We were charged $0.4 million by Loews for these support functions during the year ended December 31, 2006.

Registration Rights Agreement.  Under a Registration Rights Agreement dated as of October 16, 1995, as amended, between us and Loews, subject to certain limitations, we will file, upon the request of Loews, one or more registration statements under the Securities Act of 1933, as amended, subject to a maximum of two remaining requests, in order to permit Loews to offer and sell any of our common stock that Loews may hold. Loews will bear the costs of any such registered offering, including any underwriting commissions relating to shares it sells in any such offering, any related transfer taxes and the costs of complying with non-U.S. securities laws, and any fees and expenses of separate counsel and accountants retained by Loews. We have the right to require Loews to delay any exercise by Loews of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be adversely affected. In addition, we have the right to require Loews to suspend the use of any resale prospectus or prospectus supplement included in a “shelf” registration statement for a reasonable period of time, not to exceed 90 days in any one instance or an aggregate of 120 days in any 12-month period, if we are conducting or about to conduct an underwritten public offering of our securities for our own account, or would be required to disclose information regarding our company not otherwise then required by law to be publicly disclosed where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which we are then engaged. Subject to certain conditions, we have also granted Loews the right to include its shares of our common stock in any registration statements covering offerings of our common stock by us, and we will pay all costs of such offerings other than underwriting commissions and transfer taxes attributable to the shares sold on behalf of Loews. We will indemnify Loews, and Loews will indemnify us, against certain liabilities in respect of any registration statement or offering covered by the registration rights agreement, as amended.

In addition, during 2006 we paid premiums and fees of approximately $1.0 million for three performance bonds that we purchased from Fianzas Monterrey, S.A., an indirect subsidiary of Loews, after obtaining competitive quotes. We purchased these performance bonds in support of our drilling operations offshore Mexico. Their aggregate penal sum was approximately $73.2 million.

Transactions with Other Related Parties.  During 2006, we hired marine vessels and helicopter transportation services at the prevailing market rate from subsidiaries of SEACOR Holdings Inc. Mr. Fabrikant, who is a member of our Board of Directors, is the Chairman of the Board of Directors, President and Chief Executive Officer of SEACOR Holdings Inc. For the year ended December 31, 2006, we paid $0.7 million for the hire of such vessels and such services.

During the year ended December 31, 2006 we made payments of $0.6 million to Ernst & Young LLP for tax and other consulting services. The wife of our President and Chief Operating Officer is an audit partner at this firm.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal No. 2)

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to serve as our independent auditors for 2007. Although it is not required to do so, our Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by our stockholders at the Annual Meeting. Even if this selection is ratified by stockholders at the Annual Meeting, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection.

We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with an opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

Audit Fees

Deloitte & Touche LLP and its affiliates billed the following fees for professional services rendered to us and our subsidiaries for the years ended December 31, 2006 and 2005:

	2006	2005

Audit Fees(1)	$1,439,000	$1,268,000
Audit-Related Fees(2)	40,000	32,000
Tax Fees(3)	68,000	68,000
All Other Fees	—	—
Total	$1,547,000	$1,368,000

(1)	Includes the aggregate fees and expenses for the audit of our annual financial statements and internal control over financial reporting, reviews of our quarterly financial statements and various statutory audits of our foreign subsidiaries.

(2)	Includes the aggregate fees and expenses for the audit of our employee benefit plans.

(3)	Includes the aggregate fees and expenses for tax compliance and tax planning and consulting services.

Auditor Engagement and Pre-Approval Policy

In order to assure the continued independence of our independent auditor, currently Deloitte & Touche LLP, the Audit Committee has adopted a policy requiring its pre-approval of all audit and non-audit services performed by the independent auditor. Under this policy, the Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte & Touche LLP, subject to maximum dollar limitations. All other engagements for services which may be provided by Deloitte & Touche LLP must be specifically pre-approved by the Audit Committee, or a designated committee member to whom this authority has been delegated. Since its adoption of this policy in July 2003, the Audit Committee or its designee has pre-approved all engagements by us and our subsidiaries for services of Deloitte & Touche LLP, including the terms and fees thereof, and concluded that such engagements were compatible with the continued independence of Deloitte & Touche LLP in serving as our independent auditor.

The Board of Directors recommends a vote FOR Proposal No. 2.

APPROVAL OF THE DIAMOND OFFSHORE DRILLING, INC.
INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS
(Amended and Restated as of January 1, 2007)

(Proposal No. 3)

As previously noted, it is the policy of our Board and Compensation Committee that where our compensation policy can be implemented in a manner which maximizes deductibility of compensation for federal income tax purposes, we should seek to do so. Accordingly, in 2005 we adopted, and our stockholders approved, our Incentive Compensation Plan.

The Incentive Compensation Plan is designed to qualify the amounts paid under its terms to our executive officers as “qualified performance-based compensation” under Section 162(m) of the Code. This qualification will allow amounts awarded under the Incentive Compensation Plan to be deductible by us for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any of the participants to exceed $1 million.

The Compensation Committee has adopted, and our Board of Directors has ratified and approved, amendments to the Incentive Compensation Plan and directed that the Incentive Compensation Plan, as so amended and restated, be submitted to our stockholders for approval. The amendments would clarify the allocation of amounts available for performance awards and specify a $1 million cap or maximum amount for awards to any individual participant for each annual performance period, and would amend the plan to help ensure that it fully complies with tax requirements relating to deferred compensation. The purpose of these amendments is to enhance the ability of the Compensation Committee to establish awards which incentivize a high level of performance while permitting the deductibility of all compensation for federal income tax purposes. Among other things, the establishment of a $1 million overall cap on the annual award for each participant, in addition to any other limit that the Compensation Committee may elect to establish for such participant at the time that an award is allocated to the participant, is intended to ensure the characterization of the award as “performance-based” and, therefore, deductible by us for federal income tax purposes. The amendments would not diminish the Compensation Committee’s ability to exercise its discretion in establishing awards or to exercise so-called “negative discretion” to reduce an award based on such factors as the Compensation Committee deems appropriate.

The material features of the amended Incentive Compensation Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended Incentive Compensation Plan which is attached as Exhibit A to this Proxy Statement. If our stockholders do not approve the amended Incentive Compensation Plan, it will continue to be in effect without amendment.

Summary of the Incentive Compensation Plan, as amended

Eligibility.  All of our executive officers (currently nine persons) are eligible to participate in the Incentive Compensation Plan. The Compensation Committee has the sole authority to designate which executive officers are to participate in the Incentive Compensation Plan.

Designation of Awards.  Within the first 90 days of each calendar year, or the Designation Period, the Compensation Committee may designate one or more of our executive officers, each of whom we refer to as a Participant, to participate in the Incentive Compensation Plan for specified calendar years, or a Performance Period. The Compensation Committee may designate awards for future Performance Periods, or a Multiple Award Period.

Before the end of the Designation Period for a Performance Period, the Compensation Committee will allocate, on behalf of each Participant, either:

•	the amount available for performance awards to such Participant, on the basis of the objective performance goals for such Performance Period, pursuant to a formula determined by the Compensation Committee; or

•	a percentage of the Performance-Based Amount for that Performance Period on which the Participant’s award will be based.

The Performance-Based Amount is the aggregate amount of the performance awards determined for the Performance Period, based on the objective performance goals established by the Committee for the Performance Period before the end of the Designation Period. The performance goals will be stated as specific amounts of, or specific changes in, one or more of the financial measures set forth in the Incentive Compensation Plan, including EBITDA; revenues; earnings, including operating earnings; earnings per share, including operating earnings per share; stockholders’ equity; return on equity; assets; return on assets; capital; return on capital; book value; operating margins; cash flow; stockholder return; expenses; expense ratios; loss ratios; debt-to-capital ratio; or market share. The Compensation Committee may specify any reasonable definition of the financial measures it uses.

In the event of a Multiple Award Period, before the end of the first Designation Period for all included Performance Periods the Compensation Committee will allocate on behalf of each Participant, using one of the methods described above, a portion of the Performance-Based Amount for each Performance Period within the Multiple Award Period, or, in the alternative, an aggregate formula for the later Performance Periods within the Multiple Award Period based on the total of assigned portions of Performance-Based Amount for the then current and the prior Performance Periods included in the Multiple Award Period. The Compensation Committee may make an award for a Performance Period to a Participant who has received an award for a Multiple Award Period which includes that Performance Period, provided that this is done prior to the end of the Designation Period for that Performance Period.

Maximum Award.  The maximum amount payable under the Incentive Compensation Plan to any Participant is $1 million for each year in the Performance Period.

Reduction of Awards.  At the time that an award is allocated to a Participant, the Compensation Committee may, in its discretion, determine to reserve the authority to reduce the amount payable to a Participant below the portion of the Performance-Based Amount allocated to such Participant. This so-called “negative discretion” may be applied by the Compensation Committee, in its discretion, at the time the Performance-Based Amount for the applicable Performance Period has been determined.

Deferral of Payments.  Subject to the applicable provisions of the Code, the Compensation Committee may, in its discretion, permit Participants to elect to defer payment of all or part of any award, together with interest accrued from the originally scheduled payment date.

Termination of Employment.  If any Participant ceases to be employed by us or our subsidiaries before the end of a Performance Period (other than due to retirement, death or disability), that Participant will not be eligible to receive a bonus award for that Performance Period unless the Compensation Committee determines that payment of the award is in our best interest. Participants who cease to be employed by us or our subsidiaries before the end of a

Performance Period due to retirement, death or disability will receive an award prorated to the date of cessation of employment.

Amendments and Termination.  The Compensation Committee may amend the Incentive Compensation Plan at any time, provided that changes may be made only if they are consistent with the provisions of the Code and do not adversely affect our ability to deduct the compensation which may be paid pursuant to the Incentive Compensation Plan for federal income tax purposes. No amendment that requires stockholder approval under the Code may be made without that approval. The Board of Directors may terminate the Incentive Compensation Plan at any time.

New Plan Benefits

Because awards under the Incentive Compensation Plan are based upon the Performance-Based Amount, which is determined based on the performance goals established by the Compensation Committee, the amount of any awards that may be payable to Participants for 2007 cannot currently be determined. However, as noted above, there is a maximum award for any Participant in any Performance Period. The following table sets forth certain information as to awards granted in 2006 under the Incentive Compensation Plan that were received by each of the Named Executive Officers, all of our executive officers as a group, all of our non-executive directors as a group and all of our non-executive officer employees as a group. All awards under the Incentive Compensation Plan have been and will be made in consideration of services rendered or to be rendered to us or any of our subsidiaries by the Participants.

Name and Position	Dollar Value	Number of Units

James S. Tisch	$0	0
Chairman of the Board and Chief Executive Officer
Lawrence R. Dickerson	367,200	0
President and Chief Operating Officer
John L. Gabriel, Jr.	178,971	0
Senior Vice President — Contracts & Marketing
Gary T. Krenek	0	0
Chief Financial Officer and Senior Vice President
John M. Vecchio	138,466	0
Senior Vice President — Technical Services
Executive Group	684,637	0
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	0	0

The Board of Directors recommends a vote FOR Proposal No. 3.

SOLICITATION EXPENSES

We will bear the cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and of this solicitation of proxies on behalf of our Board of Directors. In addition to solicitation by mail, we may solicit proxies personally, by telephone or other means. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of our common stock which they hold of record, and, if so, they will be supplied with additional copies of the proxy materials for distribution to the beneficial owners. We will reimburse banks, nominees, brokers and other custodians for the reasonable costs of sending the proxy materials to the beneficial owners of our common stock.

COMMUNICATIONS WITH DIAMOND OFFSHORE AND OTHERS

Interested parties, including stockholders, wishing to communicate directly with the Lead Director, other non-management directors or the Board as a whole may do so by writing to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary. Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. We will deliver all such communications to the director or directors to whom they are addressed.

Stockholder proposals intended for inclusion in the proxy statement to be issued in connection with our 2008 annual meeting of stockholders must be addressed to: Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary, and must be received no later than December 5, 2007.

Stockholder proposals submitted outside of the Commission’s procedures for including such proposals in our proxy statement must be mailed or delivered to the attention of the Corporate Secretary at the address above and must be received by our Corporate Secretary no later than December 5, 2007. If a proposal is received after that date, our proxy for the 2008 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2008 annual meeting of stockholders.

OTHER MATTERS

While management has no reason to believe that any other business will be presented, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

Sincerely,

William C. Long
Senior Vice President, General Counsel and Secretary

EXHIBIT A

THE DIAMOND OFFSHORE DRILLING, INC.
INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

(Amended and Restated as of January 1, 2007)

1.	PURPOSE OF THE PLAN

The purpose of The Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers (the “Plan”) is to provide a means of rewarding certain executive officers of Diamond Offshore Drilling, Inc. (the “Corporation”) who have contributed to the profitability of the Corporation in a manner which permits such compensation to be deductible by the Corporation for federal income tax purposes.

2.	ADMINISTRATION OF THE PLAN

The administration of this Plan shall be vested in the Incentive Compensation Committee of the Board of Directors of the Corporation, or such other committee of the Board of Directors which shall succeed to the functions and responsibilities of such committee in relation to this Plan (the “Committee”), which shall make all determinations necessary under this Plan. All members of the Committee shall qualify as “outside directors” (as the term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, as they may from time to time be in effect (the “Regulations”)). No member of the Committee shall be entitled to participate in this Plan.

3.	PARTICIPATION IN THE PLAN

Executive officers of the Corporation shall be eligible to participate in this Plan. Within the period specified in the Regulations within which a performance goal is required to be established to qualify as a pre-established performance goal (the “Designation Period”), the Committee may designate one or more such executive officers of the Corporation (each, a “Participant”) who shall participate in this Plan for the Performance Period or the Multiple Award Period (as those terms are defined in Section 6 below).

4.	PERFORMANCE GOALS

(a) Performance Awards Generally.  The Committee is authorized to grant performance awards on the terms and conditions specified in this Section 4. Performance awards shall be payable in cash. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, except as limited under this Section 4. All performance awards are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and the Regulations thereunder, and the grant and settlement of such performance awards shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 4.

(b) Objective Performance Goals.  Prior to the end of the Designation Period, the Committee shall establish written, objective performance goals for a Performance Period (the “Goals”). In the event of a Multiple Award Period, the Goals shall be established prior to the end of the Designation Period for the first Performance Period in the Multiple Award Period. The Goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in Section 4(c). The Goals need not be the same for different Performance Periods. The aggregate amount of the performance awards determined based on the Goals for a given award period (the “Performance-Based Amount”) shall be allocated to the Participants in accordance with Section 5 hereof.

(c) Financial Measures.  The Committee shall use any one or more of the following financial measures to establish the Goals under Section 4(b): EBITDA, revenues, earnings, including operating earnings, earnings per share, including operating earnings per share, stockholders’ equity, return on equity, assets, return on assets, capital, return on capital, book value, operating margins, cash flow, stockholder return, expenses, expense ratios, loss ratios, debt-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses.

(d) Written Determinations.  The Committee shall record in writing, in a manner conforming to applicable Regulations under Section 162(m) of the Code, prior to settlement of each such award granted to a Participant, that the Goals relating to the performance award and other material terms of the award upon which settlement of the award was conditioned have been satisfied.

5.	AWARDS TO PARTICIPANTS

Prior to the end of the Designation Period for a Performance Period, the Committee shall allocate in writing, on behalf of each Participant, (a) the amount available for performance awards to such Participant, on the basis of the Goals for such Performance Period, pursuant to a formula determined by the Committee subject to and in accordance with Section 4 and this Section 5 or (b) a percentage of Performance-Based Amount on which such Participant’s award will be based and, in each case, the Committee may, in its discretion, determine to reserve the discretion (“Negative Discretion”) to reduce the amount payable to the Participant below the designated portion of Performance-Based Amount. In the event of a Multiple Award Period, prior to the end of the first Designation Period for all included Performance Periods the Committee shall allocate in writing, on behalf of each Participant, a portion of Performance-Based Amount (which shall be determined as provided in clause (a) or (b) above in this Section 5) for each of the Performance Periods in the Multiple Award Period or, in the alternative, an aggregate formula for the later Performance Periods in the Multiple Award Period based on the total of assigned portions of Performance-Based Amount for the then current and the prior Performance Periods included in the Multiple Award Period. In no event shall the sum of the portions of Performance-Based Amount allocated to Participants exceed the Performance Based Amount determined in Section 4 for any Performance Period, nor shall any exercise of Negative Discretion with respect to one Participant increase the amount payable to any other Participant. In no event shall overlapping Performance Periods or Multiple Award Periods be established for a Participant. The Committee shall set a maximum amount payable for each Participant for each Performance Period, which shall not exceed $1,000,000 per year or a pro rata portion thereof for Performance Periods which are greater or less than one year.

6.	PERFORMANCE PERIOD

The term “Performance Period” means a period established by the Committee during which performance will be measured for purposes of determining the extent to which one or more Participants will receive awards under this Plan. Generally, a Performance Period shall be the twelve-month period commencing January 1 of a calendar year and ending on December 31 of such calendar year. In addition, the Committee may establish Performance Periods beginning and/or ending on other dates (including without limitation Performance Periods of less or more than one calendar year). Furthermore, the Committee may designate Participants for future Performance Period awards (a “Multiple Award Period”).

7.	CERTIFICATION OF PERFORMANCE AWARDS UNDER THE PLAN

Following the completion of each Performance Period, the Committee shall certify in writing (i) the Performance-Based Amount, if any, for such Performance Period and (ii) the performance awards that are consequently payable to the Participants according to the pre-established formulae.

8.	PAYMENT AND DEFERRAL OF PAYMENT OF AWARDS

(a) Except as otherwise provided in this Section 8, performance awards for each Performance Period shall be paid to Participants upon such terms as the Committee determines to be appropriate, including, without limitation, deferral of all or a portion of the performance award, subject to applicable provisions of the Code and the Regulations (and any applicable Internal Revenue Service (“IRS”) guidance thereunder). All portions of performance awards that are not deferred shall be paid as soon as administratively feasible after the Initial Payout Date (as defined below). In the event payment of any portion of performance awards is deferred the deferred portion of the performance award shall bear “interest” at a rate per annum equal to the Treasury rate in effect on the January 31 immediately preceding the Initial Payout Date for the performance award being deferred. The applicable Treasury rate shall be the rate for Treasury bills, bonds or notes with a term closest to the midpoint of the deferral term of the performance award. For instance, if a portion of a performance award is deferred for 60 months that portion of the performance award will bear “interest” at the Treasury rate closest to 30 months. “Interest” shall be payable with each deferred payment of performance awards and shall be calculated on the balance outstanding since the immediately preceding payment of a portion of the performance awards.

(b) No deferral of the payment of all or any portion of a performance award shall be permitted if and to the extent such deferral would cause such payment, or any portion thereof, to be treated as “deferred compensation” taxable under Section 409A(a)(1) of the Code or the Regulations or other IRS guidance thereunder.

(c) Except as provided in subsection (d), (e) or (f) of this Section 8 or Section 9, if a Participant’s employment with the Corporation or any of its subsidiaries is terminated voluntarily by the Participant or is Terminated for Cause, such termination shall cause the Participant to forfeit any and all amounts remaining to be paid to such Participant under the Plan, including, but not limited to, any performance award as to which the Initial Payout Date has not been attained prior to the termination.

(d) In the event a Participant’s employment with the Corporation or any of its subsidiaries terminates by reason of his or her death, Retirement (as defined below), or Disability (as defined below), the Corporation shall pay to such Participant (or to such Participant’s estate) the full amount of his or her unpaid performance awards. Such payment shall be made as soon as administratively feasible following the date of such Participant’s termination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of termination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

(e) Unless a Participant’s employment with the Corporation or any of its subsidiaries is terminated voluntarily by the Participant or is Terminated for Cause, the Corporation shall pay to such Participant the full amount of his or her unpaid performance awards. Subject to Section 8(b), such payment shall be made as soon as administratively feasible following the date of such Participant’s termination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of termination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

(f) Regardless of how a Participant’s employment with the Corporation or any of its subsidiaries terminates, the Committee, in its sole discretion, may elect to have the Corporation pay to such Participant all or any part of his or her unpaid performance awards. Subject to Section 8(b), such payment shall be made as soon as administratively feasible following the Committee’s determination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of such determination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

(g) Any amounts forfeited by any Participant under the Plan shall not be restored to the Performance-Based Amount or paid to another Participant as a performance award. Furthermore, at all times each Performance-Based Amount remains the property of the Corporation until such amounts are allocated as performance awards and paid to Participants pursuant to the terms of the Plan.

(h) Performance awards to Participants will be treated for tax purposes the same as amounts paid to such Participant as salary in the year in which such performance award is actually paid.

(i) For purposes of this Section 8 and Section 9, the following capitalized terms shall have the following meanings:

(i) Disability.  “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, as provided in Section 409A(a)(2)(C) of the Code and the Regulations (and any applicable IRS guidance thereunder), including Prop. Treas. Reg. § 1.409A-3(g)(4). For purposes of this Section 8 and Section 9, a Participant will be deemed disabled if such Participant is determined to be totally disabled by the Social Security Administration. Moreover, a Participant will be deemed disabled if such Participant is determined to be disabled in accordance with a disability insurance program of the Company, provided that the definition of disability applied under such disability insurance program complies with the requirements of the Regulations (and any applicable IRS guidance thereunder), including Prop. Treas. Reg. § 1.409A-3(g)(4).

(ii) Initial Payout Date.  The Payout Date immediately following a Performance Period.

(iii) Payout Date.  A date selected by the Committee.

(iv) Retirement.  Termination of employment with the Corporation or any of its subsidiaries by a Participant on or after reaching age 60, unless the Participant’s employment is Terminated for Cause.

(v) Terminated for Cause.  The term “Cause” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant’s employment, engagement or directorial duties, (3) willful and deliberate failure on the part of a Participant to perform the Participant’s employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Board. The Board shall, unless otherwise provided elsewhere or in an employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final.

9.	SEPARATION FROM THE CORPORATION AND ITS SUBSIDIARIES

(a) Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of a Performance Period, other than due to Retirement (as defined in Section 8), death or Disability (as defined in Section 8), shall not be eligible to receive a performance award for the Performance Period in which such termination of employment occurs; provided, that the Committee may, in its sole discretion, determine that such a Participant shall receive a performance award based upon the Performance-Based Amount for either the entire Performance Period or the portion thereof preceding such termination of employment.

(b) Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of a Performance Period due to Retirement (as defined in Section 8), death or Disability (as defined in Section 8) shall receive a performance award which is prorated to the date of cessation of employment, but based upon the Performance-Based Amount for either the entire Performance Period or the portion thereof preceding such Retirement, death or Disability, as determined by the Committee in its sole discretion.

(c) Any Participant may designate in writing the beneficiary of the unpaid amount of a performance award (including the amount of any performance award which was previously deferred) in case of death and if no designation has been made, or if any such designation shall become ineffective, any such unpaid amount will be paid to the Participant’s estate. Such designation shall be effective upon receipt thereof by the Corporation. Any such designation may be revoked in writing by a Participant at any time without the consent of any such beneficiary.

10.	AMENDMENTS

The Committee may amend this Plan at any time, provided that such changes may be made consistent with the provisions of Section 162(m) of the Code and the Regulations without adversely affecting the ability of the Corporation to deduct the compensation which may be paid pursuant to this Plan for federal income tax purposes. The Committee may also amend this Plan as it deems necessary or appropriate to comply with any applicable provisions of the Code or the Regulations (and any applicable IRS guidance thereunder) in relation to the ability to defer award payments in a manner that will avoid the application of Section 409A(a)(1) of the Code to such payments. If the Code or the Regulations would require stockholder approval of such amendment in order for payments under this Plan to be deductible, then no such amendment shall be effective without such approval.

11.	TERMINATION

The Board of Directors of the Corporation may terminate this Plan at any time. No termination of this Plan shall adversely affect the right of any person to receive any award for a Performance Period or Periods for which such person had been designated under Section 3 of this Plan, or amounts previously awarded to such person but deferred in accordance with Section 8 of this Plan plus any interest thereon.

12.	MISCELLANEOUS

(a) Nothing contained in this Plan shall be construed as giving any executive officer of the Corporation the right to participate in this Plan or to continued employment or any interest in any asset of the Corporation or any of its subsidiaries, nor to prevent the Corporation or any of its subsidiaries or affiliates from taking any action which it deems to be appropriate or in its best interests, whether or not such action would have an adverse effect on this Plan or the amounts payable hereunder.

(b) This Plan shall be unfunded and the Corporation shall not be required to establish any segregation of assets to assure payment of any awards made hereunder.

(c) A Participant may not sell, transfer or assign any right or interest in this Plan except as provided in Section 9(c) hereof and any attempted sale, transfer or assignment shall be null and void.

(d) This Plan shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Code and the Regulations.

13.	EFFECTIVE DATE

This Plan, as amended, shall be effective as of January 1, 2007, subject to the subsequent approval hereof by the Corporation’s stockholders at the 2007 Annual Meeting of Stockholders and, if so approved, shall remain in effect until terminated in accordance with Section 11 hereof.

DIAMOND OFFSHORE DRILLING, INC.
COMMON
This proxy is solicited on behalf of the Board of Directors for the
2007 Annual Meeting of Stockholders on May 15, 2007
The undersigned hereby appoints Lawrence R. Dickerson, William C. Long and Gary T. Krenek, and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2007 Annual Meeting of Stockholders of Diamond Offshore Drilling, Inc. (the “Company”) to be held at the Regency Hotel, 540 Park Avenue, New York, New York 10021 at 11:30 a.m. local time, and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees as directors, FOR the proposal to approve our amended and restated Incentive Compensation Plan for Executive Officers, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for fiscal year 2007, and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the meeting.

DIAMOND OFFSHORE DRILLING, INC.
15415 KATY FREEWAY
HOUSTON, TX 77094
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Diamond Offshore Drilling, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Diamond Offshore Drilling, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717

NAME
DIAMOND OFFSHORE DRILLING INC — COMMON
DIAMOND OFFSHORE DRILLING INC — COMMON
DIAMOND OFFSHORE DRILLING INC — COMMON
DIAMOND OFFSHORE DRILLING INC — COMMON
DIAMOND OFFSHORE DRILLING INC — COMMON
DIAMOND OFFSHORE DRILLING INC — COMMON
DIAMOND OFFSHORE DRILLING INC — COMMON
DIAMOND OFFSHORE DRILLING INC — COMMON

→	0000 0000 0000

123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	DIAMO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DIAMOND OFFSHORE DRILLING, INC.
     02 0000000000 215377716498

1.	Election of Directors

NOMINEES: 01) James S. Tisch, 02) Lawrence R. Dickerson, 03) Alan R. Batkin, 04) John R. Bolton, 05) Charles L. Fabrikant, 06) Paul G. Gaffney II, 07) Herbert C. Hofmann, 08) Arthur L. Rebell, and 09) Raymond S. Troubh

For	Withhold	For All
All	All	Except

☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.	To approve our amended and restated Incentive Compensation Plan for Executive Officers.

3.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for fiscal year 2007.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

For	Against	Abstain

☐	☐	☐

☐	☐	☐

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian or corporate or partnership official, please give full title as such and the full name of the entity on behalf of whom you are signing. If a partnership, please sign in partnership name by authorized person.

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

123,456,789,012 25271C102 56

Signature [PLEASE SIGN WITHIN BOX]	Date	P43780	Signature (Joint Owners)	Date